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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

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☐	Soliciting Material under §240.14a-12

KEYSIGHT TECHNOLOGIES, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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February 2016

To our Stockholders:

        I am pleased to invite you to attend our annual meeting of stockholders of Keysight Technologies, Inc. ("Keysight") to be held on Thursday, March 17, 2016 at 8:00 a.m., Pacific Standard Time, at Keysight's headquarters located at 1400 Fountaingrove Parkway, Santa Rosa, California 95403 (U.S.A.). Details regarding admission to the annual meeting and the business to be conducted are more fully described in the accompanying Notice of Annual Meeting and Proxy Statement.

        If you are unable to attend the annual meeting in person, you may listen through the Internet or by telephone. To listen to the live webcast, log on at www.investor.keysight.com and select the link for the webcast. To listen by telephone, please call (877) 201-0168 (international callers should dial +1 (647) 788-4901). The meeting pass code is 22863908. The webcast will begin at 8:00 a.m. and will remain on Keysight's website for one year. You cannot record your vote or ask questions on this website or at this phone number.

        We have elected to take advantage of Securities and Exchange Commission rules that allow issuers to furnish proxy materials to their stockholders on the Internet. We believe that the rules will allow us to provide our stockholders with the information they need, while lowering the costs of delivery and reducing the environmental impact of the annual meeting.

        Your vote is important. Whether or not you plan to attend the annual meeting, I hope that you will vote as soon as possible. Please review the instructions on each of your voting options described in the Proxy Statement and the Notice of Internet Availability of Proxy Materials you received in the mail.

        Thank you for your ongoing support of, and continued interest in, Keysight.

Sincerely,

        Admission to the annual meeting will be limited to stockholders and their proxies. You are entitled to attend the annual meeting only if you are a stockholder of record as of the close of business on January 19, 2016, the record date, or hold a valid proxy for the meeting. In order to be admitted to the annual meeting, you must present proof of ownership of Keysight stock as of the record date. This can be a brokerage statement or letter from a bank or broker indicating ownership on January 19, 2016, the Notice of Internet Availability of Proxy Materials, a proxy card, or legal proxy or voting instruction card provided by your broker, bank or nominee. Any holder of a proxy from a stockholder must present the proxy card, properly executed, and a copy of the proof of ownership. Stockholders and proxyholders may also be asked to present a form of photo identification such as a driver's license or passport. Backpacks, cameras, cell phones with cameras, recording equipment and other electronic recording devices will not be permitted at the annual meeting. Keysight reserves the right to inspect any persons or proposals prior to their admission to the annual meeting. Failure to follow the meeting rules or permit inspection will be grounds for exclusion from the annual meeting.

KEYSIGHT TECHNOLOGIES, INC.

1400 Fountaingrove Parkway
Santa Rosa, California 95403
(707) 577-6915

Notice of Annual Meeting of Stockholders

TIME	8:00 a.m., Pacific Standard Time, on Thursday, March 17, 2016
PLACE	Keysight's Headquarters 1400 Fountaingrove Parkway Santa Rosa, California (U.S.A.)
ITEMS OF BUSINESS	(1) To elect three directors to a 3-year term. At the annual meeting, the Board of Directors (the "Board") intends to present the following nominees for election as directors:
• James G. Cullen
• Jean M. Halloran
• Mark B. Templeton
(2) To ratify the Audit and Finance Committee's appointment of PricewaterhouseCoopers LLP as Keysight's independent registered public accounting firm.
(3) To approve, on a non-binding advisory basis, the compensation of Keysight's named executive officers.
(4) To consider such other business as may properly come before the annual meeting.
RECORD DATE	You are entitled to vote at the annual meeting and at any adjournments or postponements thereof if you were a stockholder at the close of business on January 19, 2016.
ANNUAL MEETING ADMISSION
To be admitted to the annual meeting, you must present proof of ownership of Keysight stock as of the record date. This can be a brokerage statement or letter from a bank or broker indicating ownership on January 19, 2016, the Notice of Internet Availability of Proxy Materials, a proxy card, or legal proxy or voting or voting instruction card provided by your broker, bank or nominee. You may also be asked to present a form of photo identification such as a driver's license or passport. The annual meeting will begin promptly at 8:00 a.m. Limited seating is available on a first come, first served basis.
VOTING
For instructions on voting, please refer to the instructions on the Notice of Internet Availability of Proxy Materials you received in the mail or, if you received a hard copy of the Proxy Statement, on your enclosed proxy card.

By Order of the Board,

STEPHEN D. WILLIAMS Senior Vice President, General Counsel and Secretary

This Proxy Statement and the accompanying proxy card are being sent or made available on or about February 5, 2016.

SUMMARY INFORMATION

PROXY SUMMARY

        The following is a summary which highlights information contained elsewhere in this Proxy Statement. This summary does not contain all of the information you should consider, and you are urged to read the entire Proxy Statement carefully before voting.

Voting Matters and Vote Recommendations

        There are three items of business which Keysight currently expects to be considered at the 2016 Annual Meeting. The following table lists those items of business and the Keysight Board's vote recommendation.

PROPOSAL	BOARD VOTE RECOMMENDATION

Election of Directors	For each director nominee

Ratification of the Independent Registered Public Accounting Firm	For

Advisory Vote to Approve Named Executive Officer Compensation	For

Director Nominees

        Keysight's Board is divided into three classes serving staggered three-year terms. The following table provides summary information about each of the three director nominees who are being voted on at the Annual Meeting.

		DIRECTOR		COMMITTEE MEMBERSHIPS				OTHER PUBLIC

NAME	AGE (1)	SINCE	INDEPENDENT	AC	CC	NCG	EC	BOARDS

James G. Cullen	73	2014	Yes		C	M		• Agilent Technologies, Inc.
								• Johnson & Johnson
								• Neustar, Inc.
								• Prudential Financial, Inc.

Jean M. Halloran	63	2014	No

Mark B. Templeton	63	2015	Yes		M	M		• Equifax, Inc.

Key:
AC: Audit and Finance Committee; CC: Compensation Committee; NCG: Nominating and Corporate Governance Committee; EC: Executive Committee; C: Chairperson; M: Member

(1)
Age as of December 31, 2015.

SUMMARY INFORMATION

Independent Registered Public Accounting Firm

        We ask our stockholders to ratify the selection of PricewaterhouseCoopers LLP ("PWC") as Keysight's independent registered public accounting firm for fiscal year 2016.

        The following table presents fees for professional audit services rendered to Keysight by PWC for the year ended October 31, 2015. Prior to the separation of Keysight from Agilent on November 1, 2014, Agilent paid all audit, audit-related, tax and other fees of PWC. The fees presented below for the year ended October 31, 2014 are fees paid by Agilent for professional audit services and other services rendered to Agilent by PWC.

Fee Category:	Fiscal 2015	% of Total	Fiscal 2014	% of Total
Audit Fees	$3,600,000	85.1	$7,791,000	76.8
Audit-Related Fees	442,000	10.4	1,695,000	16.7
Tax Fees:
Tax compliance/preparation	59,000	1.4	265,000	2.6
Other tax services	0	0	0	0

Total Tax Fees	59,000	1.4	265,000	2.2
All Other Fees	130,000	3.1	392,000	3.9

Total Fees	$4,231,000	100	$10,143,000	100

Executive Compensation Matters

        The proxy statement contains information about Keysight's executive compensation programs. In particular, you will find detailed information in the Compensation Discussion and Analysis starting on page 30 and the Executive Compensation tables starting on page 49.

        Our executive officers are compensated in a manner consistent with Keysight's business strategy, competitive practice, sound compensation governance principles, and stockholder interests and concerns. Our compensation policies and decisions are focused on pay-for-performance. We believe that our programs are well aligned with the interests of our stockholders and are instrumental to achieving our business strategy.

        We are requesting your non-binding vote to approve the compensation of the Company's named executive officers as described on pages 30 to 61, including the Summary Compensation Table and subsequent tables on pages 49 to 61 of the proxy statement.

2016 ANNUAL MEETING OF STOCKHOLDERS
NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

2016 ANNUAL MEETING OF STOCKHOLDERS
NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

ELECTION OF DIRECTORS

PROPOSAL 1 – ELECTION OF DIRECTORS

Director Nomination Criteria: Qualifications and Experience

        The Nominating and Corporate Governance Committee performs an assessment of the skills and the experience needed to properly oversee the interests of the Company. Generally the Nominating and Corporate Governance Committee reviews both the short and long term strategies of the Company to determine what current and future skills and experience are required of the Board in exercising its oversight function. The Nominating and Corporate Governance Committee then compares those skills to the skills of the current directors and potential director candidates. The Nominating and Corporate Governance Committee conducts targeted efforts to identify and recruit individuals who have the qualifications identified through this process. The Nominating and Corporate Governance Committee looks for its current and potential directors collectively to have a mix of skills and qualifications, some of which are described below:

  •
  a reputation for personal and professional integrity and ethics;

  •
  executive or similar policy-making experience in relevant business or technology areas or national prominence in an academic, government or other relevant field;

  •
  breadth of experience;

  •
  soundness of judgment;

  •
  the ability to make independent, analytical inquiries;

  •
  the willingness and ability to devote the time required to perform Board activities adequately;

  •
  the ability to represent the total corporate interests of Keysight; and

  •
  the ability to represent the long-term interests of stockholders as a whole.

        In addition to these minimum requirements, the Nominating and Corporate Governance Committee will also consider whether the candidate's skills are complementary to the existing Board members' skills; the diversity of the Board in factors such as age, experience in technology, manufacturing, finance and marketing, international experience and culture; and the Board's needs for specific operational, management or other expertise. The Nominating and Corporate Governance Committee from time to time reviews the appropriate skills and characteristics required of Board members, including factors that it seeks in Board members such as diversity of business experience, viewpoints and, personal background, and diversity of skills in technology, finance, marketing, international business, financial reporting and other areas that are expected to contribute to an effective Board of Directors. In evaluating potential candidates for the Board of Directors, the Nominating and Corporate Governance Committee considers these factors in the light of the specific needs of the Board of Directors at that time.

Current Director Terms

        Keysight's Board is divided into three classes serving staggered three-year terms. Directors for each class are elected at the annual meeting of stockholders held in the year in which the term for their class expires. Keysight's Bylaws, as amended, allow the Board to fix the number of directors by resolution. Our Board currently consists of eight directors divided into three classes. The terms of the

ELECTION OF DIRECTORS

three current director nominees will expire at this Annual Meeting. The current composition of the Board and the term expiration dates for each director is as follows:

Class	Directors	Term Expires
I	Ronald S. Nersesian, Charles J. Dockendorff and Robert A. Rango	2018

II	James G. Cullen, Jean M. Halloran and Mark B. Templeton	2016

III	Paul N. Clark and Richard Hamada	2017

        Directors elected at the 2016 annual meeting will hold office for a three-year term expiring at the annual meeting in 2019 (or until their respective successors are elected and qualified, or until their earlier death, resignation or removal). All of the nominees are currently directors of Keysight. Information regarding each of the nominees is provided below as of December 31, 2015. There are no family relationships among Keysight's executive officers and directors.

Directors Nominees for Election to New Three-Year Terms that Will Expire in 2019

JAMES G. CULLEN
Age: 73	Keysight Committees:	Public Directorships:
Director Since: October 2014	• Compensation (Chair) • Nominating and Corporate Governance	• Agilent Technologies, Inc. • Avinger, Inc. • Neustar, Inc. • Prudential Financial, Inc. Former Public Directorships Held During the Past Five Years: None

        Mr. Cullen was President and Chief Operating Officer of Bell Atlantic Corporation (now known as Verizon) from 1997 to June 2000 and a member of the office of chairman from 1993 to June 2000. Prior to this appointment, Mr. Cullen was the President and Chief Executive Officer of the Telecom Group of Bell Atlantic from 1995 to 1997. Prior to the creation of Bell Atlantic on January 1, 1984, Mr. Cullen held management positions with New Jersey Bell from 1966 to 1981 and AT&T from 1981 to 1983. Mr. Cullen has considerable managerial and operational experience and expertise from his senior leadership position with Bell Atlantic and its predecessors. In addition, Mr. Cullen brings significant public company director experience and perspective on public company management and governance. Mr. Cullen has a strong understanding of Keysight's business having served on the board of Agilent for over 10 years, including more than five years as the non-executive chairman.

ELECTION OF DIRECTORS

JEAN M. HALLORAN
Age: 63	Keysight Committees:	Public Directorships:
Director Since: October 2014	None	None Former Public Directorships Held During the Past Five Years: None

        Ms. Halloran served as Senior Vice President of Human Resources for Agilent Technologies from August 1999 through October 2014. She directed all aspects of Agilent's talent and rewards management, leadership development and culture. Ms. Halloran has extensive experience in Human Resources, extending back to when she joined Hewlett Packard's Medical Products Group in 1980. Within that group, she held various positions in Manufacturing, Quality and Strategic Planning as well as Human Resources. In 1993, Ms. Halloran headed Human Resources for HP's Measurement Systems Organization and, in 1997, was appointed Director of Education for the company. Ms. Halloran received her BA from Princeton University and an MBA from Harvard University. Ms. Halloran has served as a director of several schools and non-profit organizations. Ms. Halloran has in-depth knowledge of Keysight and its businesses, having been a leader at Keysight's predecessors, Agilent and HP, for over 30 years. Over the course of her career, she developed considerable expertise in Keysight's businesses, policies and practices. This perspective provides valuable insight on the Keysight board.

MARK B. TEMPLETON
Age: 63	Keysight Committees:	Public Directorships:
Director Since: December 2015	• Compensation • Nominating and Corporate Governance	• Equifax, Inc. Former Public Directorships Held During the Past Five Years: • Citrix Systems, Inc.

        Mark Templeton served from June 2001 until his retirement in October 2015 as the President and CEO of Citrix Systems, Inc., a leading global provider of virtualization, mobility management, networking and software as service solutions. Mr. Templeton received his Bachelor's degree in Product Design from North Carolina State University and an MBA from the Darden School of Business at the University of Virginia. Mr. Templeton's operating experience, leadership and perspective in business strategy and operations and his insight in technology opportunities, particularly in the development and global marketing of advanced technology opportunities, makes him a valuable member of the Keysight Board.

Keysight's Board recommends a vote FOR the election to the Board of each of the foregoing nominees.

Continuing Directors Not Being Considered for Election at this Annual Meeting

        The Keysight directors whose terms are not expiring this year are listed below. They will continue to serve as directors for the remainder of their terms or such other date, in accordance with Keysight's Bylaws. Information regarding each of such directors is provided below.

ELECTION OF DIRECTORS

Directors Whose Terms Will Expire in 2017

PAUL N. CLARK
Age: 68	Keysight Committees:	Public Directorships:
Director Since: October 2014 Chairman of the Board	• Audit and Finance • Nominating and Corporate Governance (Chair) • Executive (Chair)	• Agilent Technologies, Inc. • Biolase, Inc. Former Public Directorships Held During the Past Five Years: • Amylin Pharmaceuticals, Inc. • Catalent Pharma Solutions, Inc.

        Mr. Clark has been a Strategic Advisory Board member of Genstar Capital, LLC since August 2007 and was an Operating Partner from August 2007 to January 2013. Genstar Capital LLC is a middle market private equity firm that focuses on investments in selected segments of life sciences and healthcare services, industrial technology, business services and software. Prior to that, Mr. Clark was the Chief Executive Officer and President of ICOS Corporation, a biotherapeutics company, from June 1999 to January 2007, and the Chairman of the Board of Directors of ICOS from February 2000 to January 2007. From 1984 to December 1998, Mr. Clark worked in various capacities for Abbott Laboratories, a health care products manufacturer, retiring from Abbott Laboratories as Executive Vice President and a board member. His previous experience included senior positions with Marion Laboratories, a pharmaceutical company, and Sandoz Pharmaceuticals (now Novartis Corporation), a pharmaceutical company. Mr. Clark has significant experience with Keysight and its businesses, having been a director of Keysight's predecessor, Agilent, since May 2006. He additionally brings extensive management experience from numerous senior management positions and considerable public company director experience.

RICHARD HAMADA
Age: 58	Keysight Committees:	Public Directorships:
Director Since: October 2014	• Compensation • Nominating and Corporate Governance	• Avnet, Inc. Former Public Directorships Held During the Past Five Years: None

        Mr. Hamada has served as the Chief Executive Officer of Avnet, Inc. since July 2011 and as a member of the Avnet board of directors since February 2011. He first joined Avnet in 1983 and has served in many capacities including President from May 2010 until July 2011 and Chief Operating Officer from July 2006 until July 2011, as President of Avnet's Technology Solutions operating group from July 2003 until July 2006, and as President of its Computer Marketing business unit from January 2002 until July 2003. Mr. Hamada holds a Bachelor of Science degree in Finance from San Diego State University where, in June 2009, he was named as a member of the College of Business Administration Advisory Board. As a result of Mr. Hamada's broad background in the technology and electronics industries, spanning his career, Mr. Hamada provides the Keysight Board with extensive sales, marketing and management knowledge.

ELECTION OF DIRECTORS

Directors Whose Terms Will Expire in 2018

RONALD S. NERSESIAN
Age: 56	Keysight Committees:	Public Directorships:
Director Since: December 2013 President and CEO	• Executive Committee	• Trimble Navigation Limited Former Public Directorships Held During the Past Five Years: None

        Mr. Nersesian has served as President and Chief Executive Officer of Keysight since December 2013 and, prior to the separation, served as Executive Vice President of Agilent. Mr. Nersesian served as President of Agilent from November 2012 to September 2013 and as Chief Operating Officer, Agilent from November 2011 to September 2013. From November 2011 to November 2012, Mr. Nersesian served as Agilent's Executive Vice President and Chief Operating Officer. He served as Senior Vice President, Agilent, and President, Electronic Measurement Group from March 2009 to November 2011, as Agilent's Vice President and General Manager of the Wireless Business Unit of the Electronics Measurement Group from February 2005 to February 2009, and as Agilent's Vice President and General Manager of the Design Validation Division from May 2002 to February 2005. Prior to joining Agilent, Mr. Nersesian served in management positions with LeCroy Corporation from 1996 to 2002. From 1984 through 1996, Mr. Nersesian served in various roles with HP. Mr. Nersesian serves on the Board of Directors of Trimble Navigation Limited.

CHARLES J. DOCKENDORFF
Age: 61	Keysight Committees:	Public Directorships:
Director Since: October 2014	• Audit and Finance (Chair) • Nominating and Corporate Governance	• Boston Scientific Corporation • Haemonetics Corporation Former Public Directorships Held During the Past Five Years: None

        Mr. Dockendorff, served as the Executive Vice President and Chief Financial Officer of Covidien plc from 2006 until his retirement in March 2015, and as Vice President and Chief Financial Officer from 1995 to 2006. Mr. Dockendorff is a Certified Public Accountant and holds a Bachelor's degree in Business Administration and Accounting from the University of Massachusetts and a Master of Science degree in Finance from Bentley College. As a result of Mr. Dockendorff's significant financial experience, Mr. Dockendorff provides the Keysight Board with extensive accounting, tax, treasury, financial planning, and audit knowledge.

ELECTION OF DIRECTORS

ROBERT A. RANGO
Age: 57	Keysight Committees:	Public Directorships:
Director Since: November 2015	• Audit and Finance • Nominating and Corporate Governance	• Integrated Device Technology, Inc • KLA Tencor Corporation Former Public Directorships Held During the Past Five Years: None

        Mr. Rango served from 2002 to 2014 as an executive at Broadcom Corporation. From 2010 to 2014, he served as Executive Vice President and General Manager of Broadcom's Mobile and Wireless Group. During his tenure at Broadcom, Mr. Rango held senior management positions in the company's Network Infrastructure Business Unit, Mobile and Wireless Group and Wireless Connectivity Group. Mr. Rango received his Bachelor of Engineering degree in Electrical Engineering from State University of New York and his Master of Engineering degree in Electrical Engineering from Cornell University. Mr. Rango possesses significant operating and leadership skills, including extensive experience in global semiconductor product marketing, development and sales. His mobile, wireless, semiconductor, optical, software and technology management expertise makes him a valuable member of the Keysight Board.

CORPORATE GOVERNANCE

Corporate Governance Matters

Corporate Governance Guidelines

        The Board has adopted a set of Corporate Governance Guidelines to assist it in guiding Keysight's governance practices. We have reviewed internally and with the Board the provisions of the Sarbanes-Oxley Act of 2002 ("Sarbanes-Oxley Act"), the rules of the SEC and the NYSE's corporate governance listing standards regarding corporate governance policies and processes and are in compliance with the rules and listing standards. These practices will be regularly reevaluated by the Nominating and Corporate Governance Committee in light of changing circumstances in order to continue serving the Company's best interests and the best interests of its stockholders. A copy of our Corporate Governance Guidelines is located in the Investor Relations section of our website and can be accessed by clicking on "Governance Policies" in the "Corporate Governance" section of our web page at http://investor.keysight.com.

Communicating with the Board

        Stockholders and other interested parties may communicate with the Board and Keysight's Chairman of the Board by filling out the form at "Contact Chairman" under "Corporate Governance" at http://investor.keysight.com or by writing to Paul N. Clark, c/o Keysight Technologies, Inc., General Counsel, 1400 Fountaingrove Parkway, Santa Rosa, CA 95403. The general counsel will perform a legal review in the normal discharge of his duties to ensure that communications forwarded to the Chairman of the Board preserve the integrity of the process. For example, items that are unrelated to the duties and responsibilities of the Board such as spam, junk mail and mass mailings, product complaints, personal employee complaints, product inquiries, new product suggestions, resumes and other forms of job inquiries, surveys, business solicitations or advertisements ("Unrelated Items") will not be forwarded to the Chairman of the Board. In addition, unrelated items include material that is unduly hostile, threatening, illegal or similarly unsuitable, and will not be forwarded to the Chairman of the Board. Any communication that is relevant to the conduct of Keysight's business and is not forwarded will be retained for one year (other than Unrelated Items) and made available to the Chairman of the Board and any other independent director upon request. The independent directors grant the general counsel discretion to decide what correspondence will be shared with Keysight's management and specifically instruct that any personal employee complaints be forwarded to Keysight's Human Resources Department.

Director Qualification Standards

        Keysight's Corporate Governance Guidelines provide that the Nominating and Corporate Governance Committee is responsible for reviewing with Keysight's Board the appropriate skills and characteristics required of Board members in the context of the makeup of the Board and developing criteria for identifying and evaluating Board candidates.

        The process that this Committee uses to identify a nominee to serve as a member of the Board depends on the qualities being sought. From time to time, Keysight may engage an executive search firm to assist the Committee in identifying individuals qualified to be Board members. The Nominating and Corporate Governance Committee considers the knowledge, experience, diversity and personal and professional integrity of potential directors, as well as their willingness to devote the time necessary to effectively carry out the duties and responsibilities of Board membership. The Nominating and Corporate Governance Committee may reevaluate the relevant criteria for Board

CORPORATE GOVERNANCE

membership from time to time in response to changing business factors or regulatory requirements. The Board is responsible for selecting candidates for election as directors based on the recommendation of the Nominating and Corporate Governance Committee.

Board Leadership Structure

        Keysight separates the positions of chief executive officer and Chairman of the Board. Mr. Clark, one of Keysight's independent directors, serves as Keysight's Chairman of the Board. The responsibilities of the Chairman of the Board include setting the agenda for each Board meeting, in consultation with the chief executive officer; chairing the meetings of independent directors; and facilitating and conducting, with the Nominating and Corporate Governance Committee, the annual self-assessments by the Board and each standing Committee of the Board, which may periodically include performance reviews of individual directors.

        Separating the positions of Chief Executive Officer and Chairman of the Board allows the Chief Executive Officer to focus on Keysight's day-to-day business, while allowing the Chairman of the Board to lead the Board in its fundamental role of providing advice to, and independent oversight of, management. The Board believes that having an independent director serve as Chairman of the Board is the appropriate leadership structure for Keysight at this time. However, in the future the Board may wish to consider alternative structures. Subject to the requirements under Keysight's amended and restated bylaws, the Board will be free to decide how to structure its leadership.

Board's Role in Risk Oversight

        The Board executes its risk management responsibility directly and through its Committees. The Audit and Finance Committee has primary responsibility for overseeing Keysight's enterprise risk management process. The Audit and Finance Committee receives updates and discusses individual and overall risk areas during its meetings, including Keysight's financial risk assessments, risk management policies and major financial risk exposures and the steps management has taken to monitor and control such exposures. The Compensation Committee oversees risks associated with Keysight's compensation policies and practices with respect to both executive compensation and compensation generally. The Compensation Committee receives reports and discusses whether Keysight's compensation policies and practices create risks that are reasonably likely to have a material adverse effect on the Company.

        The Board is kept abreast of its Committees' risk oversight and other activities via reports of the Committee chairpersons to the full Board during Board meetings.

        We have adopted charters of our Compensation Committee, Audit and Finance Committee, Nominating and Corporate Governance Committee and Executive Committee consistent with the applicable rules and standards. Our Committee charters are located in the Investor Relations Section of our website and can be accessed by clinking on "Governance policies" in the "Corporate Governance" section of our web page at http://investor.keysight.com.

Majority Voting for Directors

        Our bylaws provide for majority voting of directors regarding director elections. In an uncontested election, any nominee for director shall be elected by the vote of a majority of the votes cast with respect to the director. A "majority of the votes cast" means that the number of shares voted "FOR" a director must exceed 50% of the votes cast with respect to that director. The "votes" cast with respect

CORPORATE GOVERNANCE

to that director shall include votes to withhold authority and exclude votes to "ABSTAIN" with respect to that director's election. If a director is not elected due to a failure to receive a majority of the votes cast and his or her successor is not otherwise elected and qualified, the director shall promptly tender his or her resignation following certification of the stockholder vote.

        The Nominating and Corporate Governance Committee will consider the tendered resignation and recommend to the Board whether to accept or reject it, or whether other action should be taken. The Board will act on the Nominating and Corporate Governance Committee's recommendation within 90 days following certification of the stockholder vote. Thereafter the Board will promptly disclose their decision and the rationale behind it in a press release to be disseminated in the same manner as Company press releases typically are distributed. Any director who tenders his or her resignation pursuant to this provision shall not participate in the Nominating and Corporate Governance Committee recommendation or Board action regarding whether to accept the resignation offer.

Policies on Business Ethics

        Keysight has adopted a Standards of Business Conduct that requires all its business activities to be conducted in compliance with laws, regulations and ethical principles and values. All officers and employees of Keysight is required to read, understand and abide by the requirements of the Standards of Business Conduct. Keysight has also adopted a Director Code of Ethics applicable to Keysight's directors.

        These documents are accessible on the Company's website at http://investor.keysight.com. Any waiver of these codes for directors or executive officers may be made only by the Audit and Finance Committee. Keysight will disclose any amendment to, or waiver from, a provision of the Standards of Business Conduct for the principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, on the Company's website within four business days following the date of the amendment or waiver. In addition, Keysight will disclose any waiver from these codes for the other executive officers and for directors on the website.

Director Independence

        A majority of Keysight's Board of directors are "independent" as defined by the rules of the NYSE and the Corporate Governance Guidelines adopted by the Board. The criteria adopted by Keysight's Board to assist it in making determinations regarding the independence of its members, summarized below, are consistent with the NYSE listing standards regarding director independence. To be considered independent, the Board has to determine that a director does not have a material relationship with Keysight or its subsidiaries (either directly or as a partner, stockholder or officer of an organization that has a relationship with Keysight or its subsidiaries). In assessing independence, the Board considers all relevant facts and circumstances. In particular, when assessing the materiality of a director's relationship with Keysight or its subsidiaries, the Board considers the issue not just from the standpoint of the director, but also from that of the persons or organizations with which the director has an affiliation. A director is not considered independent if:

  •
  the director is, or has been within the last three years, an employee of Keysight or its subsidiaries, or an immediate family member is, or has been within the last three years, an executive officer of Keysight or its subsidiaries;

  •
  the director has received, or has an immediate family member who has received, during any 12-month period within the last three years, more than $120,000 in direct compensation from

CORPORATE GOVERNANCE

    Keysight or its subsidiaries, other than director and Committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service), and other than amounts received by an immediate family member for service as an employee (other than an executive officer);

  •
  (i) the director or an immediate family member is a current partner of a firm that is Keysight's internal or external auditor; (ii) the director is a current employee of such a firm; (iii) the director has an immediate family member who is a current employee of such a firm and personally works on Keysight's or its subsidiaries' audit; or (iv) the director or an immediate family member was within the last three years a partner or employee of such a firm and personally worked on Keysight's or its subsidiaries' audit within that time;

  •
  the director or an immediate family member is, or has been within the last three years, employed as an executive officer of another company where any of the present executive officers of Keysight or its subsidiaries at the same time serves or served on that company's compensation committee; or

  •
  the director is a current employee, or an immediate family member is a current executive officer, of a company that has made payments to, or received payments from, Keysight or its subsidiaries for property or services in an amount that, in any of the last three fiscal years, exceeds the greater of $1 million, or two percent of such other company's consolidated gross revenues.

        Keysight's Board assesses on a regular basis, and at least annually, the independence of directors and, based on the recommendation of the Nominating and Corporate Governance Committee, make a determination as to which members are independent. The terms "immediate family member" and "executive officer" above have the same meanings specified for such terms in the NYSE listing standards.

Compensation Committee Member Independence

        Keysight has adopted standards for Compensation Committee member independence in compliance with the NYSE corporate governance listing standards. In affirmatively determining the independence of any director who will serve on the Compensation Committee, the Board must consider all factors specifically relevant to determining whether such director has a relationship to Keysight or any of its subsidiaries which is material to such director's ability to be independent from management in connection with the duties of a Compensation Committee member, including, but not limited to:

  (A)
  the source of compensation of such director, including any consulting, advisory or other compensatory fee paid by Keysight to such director; and

  (B)
  whether such director is affiliated with Keysight, a subsidiary of Keysight or an affiliate of a subsidiary of Keysight.

CORPORATE GOVERNANCE

COMMITTEES OF THE BOARD OF DIRECTORS

        The Board has four standing Committees as set forth in the table below. The Board held seven meetings during fiscal year 2015. Each director attended at least 75% of the Board meetings held when the director was serving on the Board.

Nominating and
		Audit and		Corporate
Director	Board	Finance	Compensation	Governance	Executive

Paul N. Clark	CHAIR	✓		CHAIR	CHAIR

James G. Cullen	✓		CHAIR	✓

Charles J. Dockendorff	✓	CHAIR		✓

Jean M. Halloran	✓

Richard Hamada	✓		✓	✓

Ronald S. Nersesian	✓				✓

Robert A. Rango	✓	✓		✓

Mark B. Templeton	✓		✓	✓

        Keysight encourages, but does not require, its Board members to attend the annual stockholders meeting. In 2015, all of Keysight's then-sitting directors attended the annual stockholders meeting.

Audit and Finance Committee

        The Audit and Finance Committee is responsible for the oversight of the quality and integrity of Keysight's consolidated financial statements, its compliance with legal and regulatory requirements, the qualifications and independence of its independent registered public accounting firm, the performance of its internal audit function and independent registered public accounting firm and other significant financial matters. In discharging its duties, the Audit and Finance Committee is expected to:

  •
  have the sole authority to appoint, retain, compensate, oversee, evaluate and replace the independent registered public accounting firm;

  •
  review and approve the scope of the annual internal and external audit;

  •
  review and pre-approve the engagement of Keysight's independent registered public accounting firm to perform audit and non-audit services and the related fees;

  •
  meet independently with Keysight's internal auditing staff, independent registered public accounting firm and senior management;

  •
  review the adequacy and effectiveness of the system of internal control over financial reporting and any significant changes in internal control over financial reporting;

  •
  review Keysight's consolidated financial statements and disclosures including "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Company's reports on Form 10-K or Form 10-Q;

CORPORATE GOVERNANCE
  •
  establish and oversee procedures for (a) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and (b) the confidential anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters;

  •
  monitor compliance with Keysight's Standards of Business Conduct; and

  •
  review disclosures from Keysight's independent registered public accounting firm required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independence of accountant's communications with the Audit and Finance Committee.

        During fiscal year 2015, the Audit and Finance Committee held nine meetings. Each Committee member attended at least 75% of the meetings held while the member served on the Committee.

Compensation Committee

        The Compensation Committee is responsible for compensation of Keysight's CEO and other executive officers as well as Keysight's compensation plans, policies and programs as they affect the CEO and other executive officers. In addition, the Compensation Committee:

  •
  reviews and evaluates the performance of the CEO and other executive officers;

  •
  supervises and oversees the administration of Keysight's incentive compensation, variable pay and stock programs and arrangements, including the impact of such programs and arrangements on Company risk;

  •
  establishes comparator peer group and compensation targets based on this peer group for the Company's named executive officers; and

  •
  has sole authority to retain and terminate executive compensation consultants.

        For more information on the responsibilities and activities of the Compensation Committee, including the Committee's processes for determining executive compensation, see "Compensation Discussion and Analysis," "Compensation Committee Report," "Executive Compensation," and the Compensation Committee's charter.

        The Compensation Committee also helps determine compensation for non-employee directors. The process the Compensation Committee undertakes for setting non-employee director compensation is similar to that of setting executive officer compensation. The Compensation Committee is aided by an independent consultant, currently Frederic W. Cook & Co., Inc., who is selected and retained by the Compensation Committee. The role of the independent consultant is to measure and benchmark our non-employee director compensation against a certain peer group of companies with respect to appropriate compensation levels for positions comparable in the market. The independent consultant recommends appropriate retainers, committee chair retainers, grant values and stock ownership guidelines to the Compensation Committee. This information is reviewed, discussed and finalized at a Compensation Committee meeting and a recommendation is made to the full Board. The full Board makes the final determination on non-employee director compensation.

        During fiscal year 2015, the Compensation Committee held four meetings. Each Committee member attended at least 75% of the meetings held while the member served on the Committee.

CORPORATE GOVERNANCE

Nominating and Corporate Governance Committee

        The Nominating and Corporate Governance Committee proposes a slate of directors for election by Keysight's stockholders at each annual meeting and recommends to the Board candidates to fill any vacancies on the Board. It is also responsible for reviewing management succession plans, recommending to the Board the appropriate Board size and Committee structure and developing and reviewing corporate governance principles applicable to Keysight.

        The Nominating and Corporate Governance Committee will consider director candidates recommended for nomination by stockholders, provided that the recommendations are made in accordance with the procedures described in the section entitled "General Information about the Meeting" located at the end of this Proxy Statement. Candidates recommended for nomination by stockholders that comply with these procedures will receive the same consideration as other candidates recommended by the Nominating and Corporate Governance Committee.

        Keysight typically hires a third party executive search firm to help identify and facilitate the screening and interview process director candidates. To be considered by the Nominating and Corporate Governance Committee, a director nominee must have:

  •
  a reputation for personal and professional integrity and ethics;

  •
  executive or similar policy-making experience in relevant business or technology areas or national prominence in an academic, government or other relevant field;

  •
  breadth of experience;

  •
  soundness of judgment;

  •
  the ability to make independent, analytical inquiries;

  •
  the willingness and ability to devote the time required to perform Board activities adequately;

  •
  the ability to represent the total corporate interests of Keysight; and

  •
  the ability to represent the long-term interests of stockholders as a whole.

        In addition to these minimum requirements, the Nominating and Corporate Governance Committee will also consider whether the candidate's skills are complementary to the existing Board members' skills; the diversity of the Board in factors such as age, experience in technology, manufacturing, finance and marketing, international experience and culture; and the Board's needs for specific operational, management or other expertise. The Nominating and Corporate Governance Committee from time to time reviews the appropriate skills and characteristics required of Board members, including factors that it seeks in Board members such as diversity of business experience, viewpoints and, personal background, and diversity of skills in technology, finance, marketing, international business, financial reporting and other areas that are expected to contribute to an effective Board. In evaluating potential candidates for the Board, the Nominating and Corporate Governance Committee considers these factors in the light of the specific needs of the Board at that time. The executive search firm screens the candidates, does reference checks, prepares a biography for each candidate for the Nominating and Corporate Governance Committee to review and helps set up interviews. The Nominating and Corporate Governance Committee and Keysight's Chief Executive Officer interview candidates that meet the criteria, and the Nominating and Corporate Governance Committee selects candidates that best suit the Board's needs. We do not use a third party to evaluate current Board members.

CORPORATE GOVERNANCE

        The Nominating and Corporate Governance Committee also administers Keysight's Related Person Transactions Policy and Procedures. See "Related Person Transactions Policy and Procedures" for more information.

        During fiscal year 2015, the Nominating and Corporate Governance Committee held three meetings. Each member attended at least 75% of the meetings held while the member served on the Committee.

Executive Committee

        The Executive Committee meets or takes written action when the Board is not otherwise meeting. The Committee has full authority to act on behalf of the Board, except that it cannot amend Keysight's bylaws, recommend any action that requires the approval of the stockholders, fill vacancies on the Board or any Board Committee, fix director compensation, amend or repeal any non-amendable or non-repealable resolution of the Board, declare a distribution to the stockholders except at rates determined by the Board, appoint other Committees or take any action not permitted under Delaware law to be delegated to a committee.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        The members of the Compensation Committee are set forth in the table on page 16. No Keysight executive officer served on the Compensation Committee (or equivalent), or the Board, of another entity whose executive officer(s) served on Keysight's Compensation Committee.

        Each of the members of the Compensation Committee is considered independent under the Company's Board and Compensation Committee Independence Standards as set forth in the Company's Amended and Restated Corporate Governance Guidelines.

RELATED PERSON TRANSACTIONS POLICY AND PROCEDURES

        The Company's Standards of Business Conduct and Director Code of Ethics require that all employees and directors avoid conflicts of interests that interfere with the performance of their duties or the best interests of the Company. In addition, the Company has adopted a written Related Person Transactions Policy and Procedures (the "Related Person Transactions Policy") that prohibits any of the Company's executive officers, directors or any of their immediate family members from entering into a transaction with the Company, except in accordance with the policy. For purposes of the policy, a "related person transaction" includes any transaction (within the meaning of Item 404(a) of the Securities and Exchange Commission's Regulation S-K) involving the Company and any related person that would be required to be disclosed pursuant to Item 404(a) of the Securities and Exchange Commission's Regulation S-K.

        Under our Related Person Transactions Policy, the General Counsel must advise the Nominating and Corporate Governance Committee of any related person transaction of which he becomes aware. The Nominating and Corporate Governance Committee must then either approve or reject the transaction in accordance with the terms of the policy. In the course of making this determination, the Nominating and Corporate Governance Committee shall consider all relevant information available to it and, as appropriate, must take into consideration the following:

  •
  the size of the transaction and the amount payable to the related person;

  •
  the nature of the interest of the related person in the transaction;

CORPORATE GOVERNANCE
  •
  whether the transaction may involve a conflict of interest; and

  •
  whether the transaction involved the provision of goods or services to the Company that are available from unaffiliated third parties and, if so, whether the transaction is on terms and made under circumstances that are at least as favorable to the Company as would be available in comparable transactions with or involving unaffiliated third parties.

        Under the Related Person Transactions Policy, Company management screens for any potential related person transactions, primarily through the annual circulation of a Directors and Officers Questionnaire ("D&O Questionnaire") to each member of the Board and each officer of the Company that is a reporting person under Section 16 of the Securities Exchange Act of 1934. The D&O Questionnaire contains questions intended to identify related persons and transactions between the Company and related persons. If a related person transaction is identified, such transaction is brought to the attention of the Nominating and Corporate Governance Committee for its approval, ratification, revision, or rejection in consideration of all of the relevant facts and circumstances.

        The Nominating and Corporate Governance Committee must approve or ratify each related person transaction in accordance with the policy. Absent this approval or ratification, no such transaction may be entered into by the Company with any related person.

        In October 2014, the Board adopted the Related Person Transactions Policy to provide for standing pre-approval of limited transactions with related persons. Pre-approved transactions include:

  (a)
  Any transaction with another company at which a related person's only relationship is as an employee (other than an executive officer or an equivalent), director or beneficial owner of less than 10% of that company's shares, if the aggregate amount involved does not exceed the greater of (i) $1,000,000, or (ii) 2% of that company's total annual revenues.

  (b)
  Any charitable contribution, grant or endowment by the Company to a charitable organization, foundation or university at which a related person's only relationship is as an employee (other than an executive officer or an equivalent), a director or a trustee, if the aggregate amount involved does not exceed the lesser of $500,000, or 2% of the charitable organization's total annual receipts.

        Keysight will disclose the terms of related person transactions in its filings with the SEC to the extent required.

Transactions with Related Persons

        We purchase services, supplies, and equipment in the normal course of business from many suppliers and sell or lease products and services to many customers. In some instances, these transactions occur with companies with which members of our management or Board have relationships as directors or executive officers. For transactions entered into during fiscal year 2015, none exceeded or fell outside of the pre-approved thresholds set forth in our Related Party Transaction Policy.

        During fiscal year 2015, we did not enter into any financial transaction, arrangement or relationship in which a related person had or will have direct or indirect material interest, in an amount exceeding $120,000, except for Avnet, Inc., where Mr. Hamada, a Keysight director, also serves as Avnet's CEO and director. Avnet, Inc., or its affiliates, purchased from Keysight an aggregate of approximately $2 million of products and/or services and Keysight purchased from Avnet an aggregate of approximately $5 million in products and/or services. The transactions with Avnet fell within Keysight's pre-approved transactions.

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

PROPOSAL 2 – RATIFICATION OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        The Audit and Finance Committee of the Board has appointed PricewaterhouseCoopers LLP ("PWC") as Keysight's independent registered public accounting firm to audit its consolidated financial statements for the 2016 fiscal year. During the 2015 fiscal year, PWC served as Keysight's independent registered public accounting firm and also provided certain tax and other non-audit services. Although Keysight is not required to seek stockholder approval of this appointment, the Board believes it to be sound corporate governance to do so. If the appointment is not ratified, the Audit and Finance Committee will investigate the reasons for stockholder rejection and will reconsider the appointment.

        Representatives of PWC are expected to attend the annual meeting where they will be available to respond to questions and, if they desire, to make a statement.

Keysight's Board recommends a vote FOR the ratification of the
Audit and Finance Committee's appointment of
PricewaterhouseCoopers LLP as Keysight's Independent Registered Public Accounting Firm.

Fees Paid to PricewaterhouseCoopers LLP

        The following table presents fees for professional audit services rendered to Keysight by PWC for the year ended October 31, 2015. Prior to the separation of Keysight from Agilent on November 1, 2014, Agilent paid all audit, audit-related, tax and other fees of PWC. The fees presented below for the year ended October 31, 2014 are fees paid by Agilent for professional audit services and other services rendered to Agilent by PWC.

Fee Category:	Fiscal 2015	% of Total	Fiscal 2014	% of Total
Audit Fees	$3,600,000	85.1	$7,791,000	76.8
Audit-Related Fees	442,000	10.4	1,695,000	16.7
Tax Fees:
Tax compliance/preparation	59,000	1.4	265,000	2.6
Other tax services	0	0	0	0

Total Tax Fees	59,000	1.4	265,000	2.2
All Other Fees	130,000	3.1	392,000	3.9

Total Fees	$4,231,000	100	$10,143,000	100

        Audit Fees:    Consists of fees billed for professional services rendered for the integrated audit of Keysight's consolidated financial statements and its internal control over financial reporting and review of the interim condensed consolidated financial statements included in quarterly reports. Fiscal 2015 and 2014 fees also consist of fees billed for services that are normally provided by PricewaterhouseCoopers LLP in connection with statutory reporting and regulatory filings or engagements, and attest services, except those not required by statute or regulation.

        Audit-Related Fees:    Consists of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of Keysight's consolidated financial

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

statements and are not reported under "Audit Fees." These services include employee benefit plan audits, accounting consultations in connection with acquisitions and divestitures, attest services that are not required by statute or regulation, and consultations concerning financial accounting.

        Tax Fees:    Consists of fees billed for professional services for tax compliance, tax advice and tax planning. These services include assistance regarding federal, state and international tax compliance, tax audits and appeals, customs and duties, mergers and acquisitions and international tax planning.

        All Other Fees:    Consists of fees for all other services other than those reported above. These services include a license for specialized accounting research software. Agilent's intent is to minimize services in this category.

        In making its recommendation to ratify the appointment of PricewaterhouseCoopers LLP as Keysight's independent registered public accounting firm for the fiscal year ending October 31, 2016, the Audit and Finance Committee has considered whether services other than audit and audit-related services provided by PricewaterhouseCoopers LLP are compatible with maintaining the independence of PricewaterhouseCoopers LLP.

Policy on Audit and Finance Committee Preapproval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

        The Audit and Finance Committee's policy is to preapprove all audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Preapproval is generally provided for up to one year and any preapproval is detailed as to the particular service or category of services and is subject to a specific budget.

AUDIT AND FINANCE COMMITTEE REPORT

AUDIT AND FINANCE COMMITTEE REPORT

        The Audit and Finance Committee Report does not constitute soliciting material, and shall not be deemed to be filed or incorporated by reference into any other Company filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that the Company specifically incorporates the Audit and Finance Committee Report by reference therein.

December 16, 2015

        The Audit and Finance Committee of the Board reviewed the quality and integrity of Keysight's consolidated financial statements contained in the 2015 Annual Report on Form 10-K, its compliance with legal and regulatory requirements, the qualifications and independence of its independent registered public accounting firm, the performance of its internal audit function and independent registered public accounting firm and other significant financial matters. Each of the Audit and Finance Committee members satisfies the definition of independent director and is financially literate as established in the New York Stock Exchange Listing Standards. In accordance with section 407 of the Sarbanes-Oxley Act of 2002, the Board has identified Charles J. Dockendorff as the Audit and Finance Committee's "Financial Expert." Keysight operates with a November 1 to October 31 fiscal year. The Audit and Finance Committee met eight times, during the 2015 fiscal year.

        The Audit and Finance Committee's work is guided by a written charter that the Board has approved. The Audit and Finance Committee regularly reviews its charter to ensure that it is meeting all relevant audit committee policy requirements of the U.S. Securities and Exchange Commission, the Public Company Accounting Oversight Board and the New York Stock Exchange. You can access the latest Audit and Finance Committee charter by clicking on "Governance Policies" in the "Corporate Governance" section of the Web page at www.investor.keysight.com or by writing to us at Keysight Technologies, Inc., 1400 Fountaingrove Parkway, Santa Rosa, California 95403, Attention: Investor Relations.

        The Audit and Finance Committee has reviewed and discussed with management and PricewaterhouseCoopers LLP, Keysight's independent registered public accounting firm, Keysight's audited consolidated financial statements and Keysight's internal control over financial reporting. The Audit and Finance Committee has discussed with PricewaterhouseCoopers LLP, the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (Communication with Audit Committees) as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

        The Audit and Finance Committee has received and reviewed the written disclosures and the letter from PricewaterhouseCoopers LLP required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant's communications with the Audit and Finance Committee concerning independence, and has discussed with PricewaterhouseCoopers LLP its independence from Keysight. Based on the review and discussions noted above, the Audit and Finance Committee recommended to the Board that Keysight's audited consolidated financial statements be included in Keysight's Annual Report on Form 10-K for the fiscal year ended October 31, 2015, and be filed with the U.S. Securities and Exchange Commission.

Submitted by:

Audit and Finance Committee

  Charles J. Dockendorff, Chairperson
  Paul N. Clark
  Robert A. Rango

COMMON STOCK OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

COMMON STOCK OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth information, as of December 31, 2015, concerning each person or group known by Keysight, based on filings pursuant to Section 13(d) or (g) under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), to own beneficially more than 5% of the outstanding shares of our Common Stock.

Name and Address of Beneficial Owner	Amount and Nature		Percent of Class

T. Rowe Price Associates, Inc. 100 E. Pratt Street Baltimore, MD 21202	17,553,953	(1)	10.4%
BlackRock, Inc. 55 East 52nd Street New York, NY 10022	13,951,682	(2)	8.3%
The Vanguard Group – 23-1945930 100 Vanguard Blvd. Malvern, PA 19355	10,382,793	(3)	6.18%
FMR LLC 245 Summer Street Boston, MA 02210	10,422,223	(4)	6.209%

(1)
Based solely on information contained in a Schedule 13G/A filed with the SEC on February 13, 2015, by T. Rowe Price Associates, Inc. The Schedule 13G/A indicates that T. Rowe Price Associates, Inc. has sole voting power with respect to 4,095,743 shares and sole dispositive power with respect to 17, 553,953 shares.

(2)
Based solely on information contained in a Schedule 13G filed with the SEC on February 2, 2015, by BlackRock, Inc. The Schedule 13G indicates that BlackRock, Inc. has sole voting power with respect to 12,007,565 shares and sole dispositive power with respect to 13,951,682 shares.

(3)
Based solely on information contained in a Schedule 13G filed with the SEC on February 10, 2015 by The Vanguard Group. The Schedule 13G indicates that the Vanguard Group has sole voting power with respect to 112,085 shares, sole dispositive power with respect to 10,285,508 shares and shares dispositive power with respect to 97,285 shares.

(4)
Based solely on information contained in Schedule 13G filed with the SEC on February 13, 2015, by FMR LLC. The Schedule 13G indicates that FMR LLC has sole voting power with respect to 1,125,331 shares and sole dispositive power with respect to 10,422,223 shares.

        The following table sets forth information, as of December 31, 2015, concerning:

  •
  the beneficial ownership of Keysight's common stock by each director and each of the named executive officers included in the Summary Compensation Table herein; and

  •
  the beneficial ownership of Keysight's common stock by all directors and executive officers as a group.

        The number of shares beneficially owned by each entity, person, director or executive officer is determined under the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has the sole or shared voting power or investment power and also any shares that the individual has the right to acquire as of February 29, 2016, 60 days after December 31, 2015, through the exercise of any stock option or other right. Unless otherwise indicated, each person has sole investment and voting power, or shares such powers with his or her spouse, with respect to the

COMMON STOCK OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

shares set forth in the following table. As of December 31, 2015, there were 170,926,489 shares of common stock outstanding.

Name of Beneficial Owner	Number of Shares of Common Stock	Number of Shares Subject to Exercisable Options (1)	Deferred Stock (2)	Total Shares Beneficially Owned	Percentage of Class

Ronald S. Nersesian	59,843	446,786	132,834	639,464	*

Paul N. Clark	382	—	24,594	24,976	*

James G. Cullen	13,176	—	10,522	23,698	*

Charles J. Dockendorff	—	—	19,499	19,499	*

Neil Dougherty	15,184	50,619	18,452	84,255	*

Michael Gasparian	12,250	272,764	—	284,969	*

Soon Chai Gooi	64,048	165,077	—	229,125	*

Jean M. Halloran	22,904	—	—	22,904	*

Richard Hamada	—	—	15,315	15,315	*

Guy Séné	41,436	168,773	—	210,209	*

Robert A. Rango	—	—	1,597	1,597	*

Mark B. Templeton	—	—	1,198	1,198	*

All directors and executive officers as a group (17) persons	267,365	1,264,935	228,228	1,760,527	1.03%

*
Less than one percent.

(1)
"Exercisable Options" means options that may be exercised as of February 29, 2016.

(2)
Represents the number of deferred shares or share equivalents held by Fidelity Management Trust Company under the Deferred Compensation Plan to which voting or investment power exists.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Exchange Act, requires Keysight's directors, executive officers and holders of more than 10% of Keysight common stock to file reports with the SEC regarding their ownership and changes in ownership of Keysight stock. Keysight believes that during the 2015 fiscal year, its executive officers, directors and holders of 10% or more of our common stock complied with all Section 16(a) filing requirements, except that one Form 4 relating to each of the independent directors, Messrs. Clark and Dockendorff, was filed late on November 9, 2015.

        In making these statements, Keysight has relied upon examination of copies of Forms 3, 4 and 5 provided to Keysight and the written representations of its directors and officers.

COMPENSATION OF NON-EMPLOYEE DIRECTORS

COMPENSATION OF NON-EMPLOYEE DIRECTORS

        Directors who are employed by Keysight do not receive any compensation for their Board services. As a result, Mr. Nersesian, an employee of Keysight, received no additional compensation for his Board services. The general policy of the Board is that compensation for non-employee directors should be a mix of cash and equity-based compensation that is competitive with the compensation paid to non-employee directors within Keysight's peer group. The non-employee director's compensation plan year begins on March 1 of each year (the "Plan Year").

        The table below sets forth the compensation of non-employee directors for the Plan Year which consists of the annual retainer, equity grants and Committee premiums for the non-employee directors and the Non-Executive Chairman:

Summary of Non-Employee Director Annual Compensation

	Cash Retainer (1)	Equity Grant (2)	Committee Chair Premium (3)	Audit and Finance Committee Member Premium (4)
Non-employee director	$90,000	$180,000 in value of a stock grant	$15,000	$10,000

Non-Executive Chairman	$245,000	$180,000 in value of a stock grant	Not eligible	$10,000

(1)
Each non-employee director may elect to defer all or part of the cash compensation to the Deferred Compensation Plan for Non-Employee Directors. Any deferred cash compensation is converted into shares of Keysight common stock.

(2)
The stock will be granted on the later of (i) March 1 or (ii) the first trading day after each Annual Meeting of Stockholders. The number of shares underlying the stock grant is determined by dividing $180,000 by the average fair market value of Keysight's common stock over 20 consecutive trading days up to and including the day prior to the grant date. The stock grant vests immediately upon grant. Voluntary deferral is available as an option for the non-employee directors.

(3)
Non-employee directors (excluding the Non-Executive Chairman) who serve as the chairperson of a Board Committee receive a "Committee chair premium" of $15,000 in cash, paid at the beginning of each Plan Year.

(4)
Non-employee directors (including the Non-Executive Chairman) who serve as the chairperson or a member of the Audit and Finance Committee receive an additional $10,000 in cash, paid at the beginning of each Plan Year.

Non-Employee Director Compensation Earned During Fiscal Year 2015

        The table below sets forth information regarding the regular compensation earned by each of our non-employee directors during the fiscal year ended October 31, 2015:

Name	Cash Retainer ($)	Committee Fees ($)	Stock Awards ($) (1)	Total ($)
Paul N. Clark	$245,000	$10,000	$444,557	$699,557
James G. Cullen	$90,000	$15,000	$444,557	$549,557
Charles J. Dockendorff	$90,000	$25,000	$444,557	$559,557
Jean M. Halloran	$90,000	—	$444,557	$534,557
Richard Hamada	$90,000	—	$444,557	$534,557
Robert A. Rango (2)	—	—	—	—
Mark B. Templeton (3)	—	—	—	—

(1)
The stock awards consist of $180,000 in regular annual equity grant and a special equity grant of $264,557 (the "Inaugural Grant") issued on November 5, 2014 in the form of restricted stock unit awards with a three-year ratable vesting schedule.

COMPENSATION OF NON-EMPLOYEE DIRECTORS

  The Inaugural Grants were made to approximately 600 key employees, including executive officers and non-employee directors, to recognize their extraordinary efforts and contributions relating to the separation from Agilent and to incentivize them to continue to support Keysight through its initial stages as an independent public company following such separation.

(2)
Mr. Rango began serving on our Board on November 1, 2015 therefore did not receive any compensation in fiscal year 2015.

(3)
Mr. Templeton began serving on our Board on December 1, 2015 therefore did not receive any compensation in fiscal year 2015.

Non-Employee Director Reimbursement Practice for Fiscal Year 2015

        Non-employee directors are reimbursed for travel and other out-of-pocket expenses connected to Board travel.

Non-Employee Director Stock Ownership Guidelines

        In 2014, the Company adopted the guidelines to require each non-employee director to own Keysight shares having a value of at least five times the director's annual cash retainer of $90,000, based on the recommendation of the Committee's independent compensation consultant, F.W. Cook. The shares counted toward the ownership guidelines include shares owned outright and the shares of Keysight stock in the non-employee director's deferred compensation account. These ownership levels must be attained within five years from the date of their initial election or appointment to the Board.

ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

PROPOSAL 3 – NON-BINDING ADVISORY VOTE TO APPROVE THE COMPENSATION OF KEYSIGHT'S NAMED EXECUTIVE OFFICERS

        The stockholders of Keysight are entitled to cast an advisory vote at the Annual Meeting to approve the compensation of the Company's named executive officers, as disclosed in this proxy statement. The stockholder vote is an annual advisory vote only and is not binding on Keysight or its Board. Although the vote is non-binding, the Compensation Committee and the Board value your opinions and will consider the outcome of the vote in establishing compensation philosophy and making future compensation decisions.

        As described more fully in the "Compensation Discussion & Analysis" on pages 30 to 48 and in the Summary Compensation Table and subsequent tables on pages 49 to 61, the Company's named executive officers, as identified on page 30 are compensated in a manner consistent with our business strategy, competitive practice, sound compensation governance principles, and stockholder interests and concerns. We structure our compensation to support our business objectives with appropriate rewards for short-term operating results and long-term stockholder value creation.

        Fiscal 2015 was a transitional year for Keysight as we completed our separation from Agilent Technologies, Inc. and initiated a number of key programs to enhance and refocus our operations in a challenging economic and business environment. The year over year increase in our CEO's performance-based compensation is consistent with our financial results considering the challenging business environment, and reflects our continuing commitment to pay for performance. For fiscal 2015, we granted our named executive officers performance stock units under our LTP Program which increased the performance-based compensation percentage of our CEO's target total direct compensation from about 15% for fiscal 2014 to about 28% (including the Inaugural Grant), or 51% (excluding the Inaugural Grant) for fiscal year 2015.

        Keysight also has several compensation governance programs in place as described on pages 36 and 46 to 48 to manage compensation risk and align Keysight's executive compensation with long-term stockholder interests. These programs include:

  •
  a compensation recoupment policy;

  •
  an independent compensation committee and compensation consultant

  •
  a hedging and insider trading policy;

  •
  stock ownership guidelines; and

  •
  an annual risk assessment.

        We are requesting your non-binding vote to approve the compensation of the Company's named executive officers as described on pages 30 to 61, including the Summary Compensation Table and subsequent tables on pages 49 to 61 of the proxy statement.

Vote Required

        The affirmative vote of a majority of the shares of Keysight common stock present or represented by proxy and voting at the annual meeting, together with the affirmative vote of a majority of the required quorum, is required for approval of this proposal. If you own shares through a bank, broker or

ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

other holder of record, you must instruct your bank, broker or other holder of record how to vote in order for them to vote your shares so that your vote can be counted on this proposal.

Keysight's Board recommends a vote FOR the approval of the compensation of
Keysight's named executive officers for fiscal 2015.

COMPENSATION DISCUSSION AND ANALYSIS

COMPENSATION DISCUSSION AND ANALYSIS

        Fiscal 2015 was a transitional year for Keysight Technologies, Inc. as we completed our separation from Agilent Technologies, Inc. and initiated a number of key programs to enhance and refocus our operations in a challenging economic and business environment. In this Compensation Discussion and Analysis, we discuss our compensation philosophy and executive compensation programs, as well as describe and analyze the compensation actions and decisions for fiscal 2015 for all of our executive officers, including our Named Executive Officers ("NEOs").

        For the fiscal year ended October 31, 2015, our NEOs and their designated titles are as follows:

  ➢
  Ronald S. Nersesian, our President and Chief Executive Officer

  ➢
  Neil Dougherty, our Senior Vice President and Chief Financial Officer

  ➢
  Michael Gasparian, our Senior Vice President, Customer Support and Services & Worldwide Marketing

  ➢
  Soon Chai Gooi, our Senior Vice President, Order Fulfillment & Infrastructure

  ➢
  Guy Séné, our Senior Vice President, Measurement Solutions & Worldwide Sales

I.  Executive Summary

2015 Highlights

        Following our successful separation from Agilent Technologies, Inc. on November 1, 2014, we transitioned into an independent publicly traded company and established Keysight as the new leader in the electronic measurement business. With the guidance and leadership of our executive officers we were able to meet our external customer commitments in a challenging economic environment by having a focused separation team that enabled process stabilization to be completed six months in advance of original plan, along with prudent investments that were focused on top-line and bottom-line growth. This focus has allowed us to continue transforming our business into a software-centric solutions company and grow our services platform to meet future demands.

        Internally, we implemented a number of compensation programs and initiatives in order to support our transformation by motivating and retaining existing key personnel and attracting new talent. Our executive compensation programs with an emphasis on long term incentives demonstrate our commitment to pay for performance while aligning our executive officers' interests with the drivers of profitable growth and stockholder returns.

        In addition, the Compensation Committee awarded our executive officers and other employees (approximately 600 in total) with the spin-off Inaugural Grants as discussed in more detail below. The Inaugural Grants were made to recognize their extraordinary efforts and contributions in connection with the separation from Agilent as well as to incentivize them to continue to support Keysight through its initial stages as an independent public company following the separation.

COMPENSATION DISCUSSION AND ANALYSIS

Components of our Compensation Program

        Our Compensation Committee oversees our executive compensation program, which includes compensation components that are designed to reward company performance, attract and retain talent and align employee and stockholder interests.

        We believe in pay for performance. Therefore a majority of regular annual compensation is tied to company performance for all of our executive officers. We use equity awards to align employee and stockholder interests. Our stock ownership guidelines are designed to encourage our executive officers to hold a significant stake in Keysight such that their interests align with the interests of our stockholders. In addition we believe our pay level is appropriate in attracting and retaining the world's best talent as benchmarked against our peers.

        The Compensation Committee meets in November, at the start of the fiscal year, to determine the compensation of the executive officers for that fiscal year. The key components of our regular compensation program are as follows:

        Base Salary – Annual cash compensation established relative to market data and each executive officer's position, performance, skills and experience.

        Short-Term Cash Incentive Awards – These cash awards are paid to reward achievement of critical short-term strategic or financial goals established by the Compensation Committee at the beginning of each six or twelve month period, considering recommendations from senior management and based on the financial plan for that fiscal year established by the Board of Directors.

        Long-Term Incentives – For fiscal 2015, these equity awards were weighted equally by value between stock options and performance stock units. The long-term incentives with target value for each of our executive officers were determined with reference to the 50th percentile of grant values for comparable executive at our peer group companies which are listed below in the section captioned "NEO Compensation Peer Group and each executive's position, experience, skills and performance (together "the Compensation Factors").

Spin-Off Inaugural Grants

        In November 2014, the Compensation Committee approved the spin-off "Inaugural Grants" to approximately 600 individuals, including each of our executive officers. The Inaugural Grants were made to recognize their extraordinary efforts and contributions in connection with the separation from Agilent as well as to incentivize them to continue to support Keysight through its initial stages as an independent public company following the separation. These Inaugural Grants were made in the form of restricted stock unit awards with a three-year ratable vesting schedule and effective November 5, 2014.

Pay for Performance – Fiscal Year 2015 Financial Performance and Executive Compensation

        The year over year increase in our CEO's performance-based compensation is consistent with our financial results considering the challenging business environment, and reflects our continuing commitment to pay for performance. For fiscal 2014, in anticipation of the separation from Agilent, restricted stock units (RSUs) were granted to our NEOs instead of performance stock units (PSUs) as we did not want to align the long-term incentives of our NEOs to Agilent's relative TSR. For fiscal 2015, we granted our NEOs performance stock units under our LTP Program which increased the

COMPENSATION DISCUSSION AND ANALYSIS

performance-based compensation percentage of our CEO's target total direct compensation from about 15% for fiscal 2014 to about 28% (including the Inaugural Grant), or 51% (excluding the Inaugural Grant) for fiscal year 2015.

Looking Forward

        On November 17, 2015, the Compensation Committee reviewed and approved fiscal 2016 compensation and long-term incentives for our executive officers. The Committee made a decision to change our annual long-term incentives mix for our executive officers by replacing stock options with RSUs based on current market trends within our cyclical industry. Further, the Committee wanted a majority of the long-term incentives to be performance based, so the fiscal 2016 long-term incentives granted to our NEOs was determined by value to be 60% in the form of PSUs with a 3-year performance period and 40% in the form of RSUs vesting annually over 4 years. We believe that granting RSUs will be more effective in retaining current employees and attracting new talent. Applying the new long-term incentive policy, the total target compensation for our CEO for fiscal 2016 is projected to be approximately $8.7 million as compared to total compensation of $13.6 million for fiscal 2015. The significantly higher total compensation for fiscal 2015 is due to the special spin-off inaugural grant.

II.  Compensation Philosophy and Program Design

        The main objectives of our executive compensation program for fiscal 2015 are to pay for performance while aligning our executive officers' interests with our stockholder interests. Our pay levels are reasonable and competitive to attract and retain the best talent. We structure our compensation to support our business objectives with appropriate rewards for short-term operating

COMPENSATION DISCUSSION AND ANALYSIS

results and long-term stockholder value creation. Accordingly, we structure our executive compensation program with the following three basic elements of total direct compensation:

	Objective	Key Features	At Risk?

Base Salary	• To establish a baseline or minimum competitive compensation	• 20% or less of target total direct compensation opportunity • Reviewed annually • Subject to adjustment for individual performance, experience and other factors	• No

Annual Cash Bonus	• To focus our executive officers on critical operating and strategic goals measured semi-annually or annually.

•

Pre-determined financial metrics and/or strategic goals are used to determine payout.

•

For fiscal 2015, non-GAAP EPS used as sole financial metric to provide focus on financial results, strengthen line of sight to our stockholders, and create value through growth and efficiency.

• Yes, pays only upon achievement of pre-established objective thresholds

Long-Term Incentives	• To correlate pay with long-term stockholder value	• Stock options • Performance stock units	• Yes, value of stock options increases or decreases in correlation with share price • Yes, PSUs pay only upon achievement of pre-established objective thresholds

        Our total compensation for each NEO varies based on (i) company performance measured against external metrics that correlate to long-term stockholder value, (ii) performance of the business organizations against specific targets, and (iii) individual performance. These three factors are considered in positioning salaries, determining annual cash bonuses earned and determining long-term incentive award values.

Spin-Off Inaugural Grants

        The separation of Keysight from Agilent in November 2014 was a momentous event for us as a new company. The spin-off Inaugural Grants were made to recognize the extraordinary efforts and contributions of approximately 600 key employees, including executive officers and non-employee

COMPENSATION DISCUSSION AND ANALYSIS

directors, relating to the separation prior and during this unique event, as well as to incentivize them to continue to support Keysight through its initial stages as a public company following the separation. The Inaugural Grants were made in the form of restricted stock unit awards with a three-year ratable vesting schedule. The Compensation Committee also considered the following when determining to award the Inaugural Grants:

  –
  Custom and Practice.  Grants similar to the Inaugural Grants are commonly used in spin-off transactions and such awards were made by approximately 40% of the public companies that have engaged in such transactions since 2009. The size of our CEO's Inaugural Grant reflected his leadership, commitment and hard work required to build and lead the company through the process of becoming an independent publicly traded company and was consistent with the practice of other similarly situated companies.

  –
  Stock Ownership.  Typically, these awards are made to align the interests of the recipients with stockholders by increasing share ownership and providing sufficient "skin in the game" to keep the recipients focused on creating sustainable value for stockholders for the three year period immediately following the separation.

        We have also adopted policies for compensation risk mitigation that are described later in the Compensation Discussion and Analysis.

III.  Process for Determining Compensation

        Each November, the Compensation Committee, with the assistance of its independent compensation consultant and Keysight's management team, determines target pay levels for executive officers. The process starts with a consideration of peer compensation levels and the mix of compensation for comparable executives at peer companies. After this benchmark review, the Compensation Committee establishes executive officer compensation relative to the peer group based on several factors, including Company performance and stockholder value creation, as well as responsibilities and individual performance of each executive officer which helped drive those results. For fiscal 2015, Company performance was based on the performance of Keysight as the electronic measurement group under Agilent during fiscal 2014 prior to the separation. Going forward, the Compensation Committee will have the benefit of historical performance data of Keysight as an independent company.

Role of Compensation Committee

        The Compensation Committee, which is composed solely of independent members of the Board, is responsible for the governance of our compensation programs. The Committee operates under a Board-approved charter that sets forth its major duties and responsibilities. This charter is available on our website at http://investor.keysight.com under "Corporate Governance".

        The Compensation Committee establishes each NEO's compensation at the beginning of our fiscal year in November, based on a thorough review of their performance that includes: (i) an objective assessment of the NEO's actual performance against pre-established target levels, (ii) competitive market data provided by F.W. Cook, (iii) tally sheets, (iv) self-evaluation that the Compensation Committee discusses with the independent members of our Board of Directors; and (v) a qualitative evaluation of each NEO's performance by the independent members of our Board of Directors, including each member of the Compensation Committee, discussed in the executive session.

COMPENSATION DISCUSSION AND ANALYSIS

        The Compensation Committee also works with our CEO and the Senior Vice President, Human Resources, in making decisions regarding our NEO's target total compensation. The CEO and the Senior Vice President, Human Resources, do not provide recommendations to the Committee for their own compensation.

        Our CEO's target total direct compensation package is reviewed annually by the Compensation Committee, which then presents its recommendation to the other independent members of our Board of Directors for review and comment. The Compensation Committee then makes the final determinations on the target total direct compensation for our CEO.

Role of Compensation Consultant

        For fiscal 2015, the Compensation Committee retained F.W. Cook as its compensation consultant. F.W. Cook performs no other work for us, and does not trade company stock; has an independence policy that is reviewed annually by F.W. Cook's Board of Directors; and proactively notifies the Compensation Committee chair of any potential or perceived conflicts of interest. The Compensation Committee determined that F.W. Cook's engagement did not give rise to any conflict of interest during fiscal 2015.

        For fiscal 2015, F.W. Cook advised the Compensation Committee on a number of compensation matters, including, but not limited to:

  •
  The criteria used to identify peer companies for executive compensation and performance metrics;

  •
  An evaluation of total direct compensation levels and mix for our NEOs;

  •
  The mix of long-term incentives, award types and the allocation of stock options and full value awards; and

  •
  Reviewing various other proposals presented to the Compensation Committee by management.

Role of Management

        Our CEO and the Senior Vice President, Human Resources, consider the responsibilities, performance, and capabilities of each of our executive officers and the compensation package they believe will incent each to achieve our goals. A comprehensive analysis is conducted using a combination of the market data drawn from our compensation peer group and compensation survey data, actual performance against pre-established target levels, and an overall individual and corporate performance assessment. This data and analysis is used by the Compensation Committee as one factor in its deliberations on the compensation of our executive officers, including our NEOs.

Say On Pay Results

        Our executive compensation program is well aligned with the interests of our stockholders and is instrumental to achieving our business strategy. In determining executive compensation for fiscal 2015, which is normally done in November of the previous calendar year, the Compensation Committee considered the overwhelming stockholder support (97% approval of votes cast) that Agilent's "Say-on-Pay" proposal received at its March 19, 2014 Annual Meeting of Stockholders. The Compensation Committee believes that the results of this vote confirm the philosophy and objective of

COMPENSATION DISCUSSION AND ANALYSIS

linking our executive compensation to our operating and strategic objectives and the enhancement of stockholder value.

        During the last Annual Stockholder Meeting on March 19, 2015, Keysight's "Say-on-Pay" proposal received 93% approval of votes cast, which was considered in determining executive compensation for fiscal 2016.

Compensation Governance

        As set forth above, the primary focus of our compensation philosophy is to pay for performance. This philosophy is supported by the following compensation-related policies and practices:

  •
  Stock ownership guidelines for our executive officers and directors;

  •
  An independent Compensation Committee;

  •
  An independent compensation consultant to the Compensation Committee, Frederic W. Cook & Co., Inc. ("F.W. Cook");

  •
  Prohibitions on executive officers engaging in hedging transactions or pledging our securities as collateral for loans;

  •
  A compensation recoupment ("clawback") policy that applies to our executive officers;

  •
  An annual review and assessment of potential compensation-related risks, conducted independently for the Compensation Committee by F.W. Cook, which for fiscal 2015 concluded that our compensation programs (including all incentive and commission arrangements at all levels) do not encourage behaviors that are reasonably likely to have a material adverse effect on the Company;

  •
  Prohibition on stock option repricing;

  •
  No dividends/dividend equivalents on unearned performance awards; and

  •
  Use of "double trigger" change of control agreements and no excise tax gross-ups.

IV.  Fiscal 2015 Compensation Elements

        The Compensation Committee determines the form and amount of compensation for all executive officers at the beginning of our fiscal year in November. As discussed earlier, the Committee considers a number of factors when making a decision on the compensation for our executive officers, including our NEOs. F.W. Cook presents and analyzes competitive market data for each individual position and provides insight to market practices for the Compensation Committee's actions, but does not make any specific compensation recommendations on the individual executive officers and NEOs.

        For fiscal 2015, the Compensation Committee considered the 50th percentile of the compensation peer group and the Compensation Factors in determining the compensation of our executive officers. The Compensation Committee believes the targeted compensation is appropriate to attract, retain and motivate our executive officers as well as to provide competitive rewards for job performance, skill set, prior experience, time in the position and/or with us, and achievement in current business conditions.

COMPENSATION DISCUSSION AND ANALYSIS

NEO Compensation Peer Group

        At the beginning of fiscal 2015, the Compensation Committee, with the assistance of F.W. Cook, approved a compensation peer group based on the following criteria:

  •
  Revenues between approximately $1.5 billion and $7.5 billion, about 0.5 times and 2.5 times our projected fiscal 2015 revenue;

  •
  A market capitalization between approximately $2.5 billion and $22 billion, about 0.33 times and 3 times our projected fiscal 2015 market capitalization; and

  •
  A market capitalization to revenue ratio greater than 1.0, our projected fiscal 2015 ratio.

        Using market capitalization and market capitalization to revenue ratio as peer group selection criteria allowed us to eliminate distributors and low-margin business from the selection process, since these companies are not viewed as facing similar industries and challenges. Application software was added as a sub-industry to reflect our focus on future growth in the area. These criteria resulted in the selection of 28 companies, all in the Russell 3000 Information Sector. The selected companies compete with us either in the same business and capital markets or in the executive talent arena or similarly operate complex business operations with significant global reach. The Compensation Committee used data from the compensation peer group as one factor in setting the compensation of our NEOs.

        The compensation peer group for fiscal 2015 consisted of the following companies:

Acuity Brands *	EchoStar	Juniper Networks	NetApp	SunEdison *
AMETEK	EnerSys *	KLA-Tencor	Nuance Communications *	Synopsys *
ARRIS Group *	F5 Networks	Lam Research	Regal Beloit	Teradyne
Autodesk *	Harris	Motorola Solutions	Rockwell Automation	Trimble Navigation *
Brocade Communications	Hubbell	National Instruments	Roper Industries
Citrix Systems *	JDS Uniphase	NCR *	SanDisk

*
Companies added to the fiscal 2015 compensation peer group based on the new criteria

Note: The Compensation Committee periodically reviews our peer groups to ensure the companies continue to be appropriate peers for compensation benchmarking purposes. The following companies did not satisfy the revised selection criteria and were removed from the compensation peer group in fiscal 2015: Amphenol, Applied Materials, Benchmark Electronics, Ciena, Itron, Plexus, Sanmina, and Vishay Intertechnology. A total of 10 new companies were added to our peer group for fiscal 2015 while 8 were removed.

COMPENSATION DISCUSSION AND ANALYSIS

Competitive Positioning

        As illustrated below, we are approximately at the median of our compensation peer group based on projected revenue, market capitalization, and number of employees.

	Revenues as of each company's most recent four quarters end on 8/31/2014 (in millions) ($)	Market Capitalization on 8/31/2014 (in millions) ($)	Employees as of 8/31/2014 (#)

25th Percentile	$2,280	$4,592	6,390

Median	$3,097	$7,353	8,086

75th Percentile	$4,874	$12,301	12,867

Keysight Technologies, Inc. (1)	$3,100	$5,900	9,800

(1)
Fiscal 2015 Estimates

Fiscal 2015 Compensation Decisions

        Our NEOs target total compensation for fiscal 2015 varied around the 50th percentile of the peer group for each position. Actual earned variable compensation relative to target depends on the performance as discussed below.

        For fiscal year 2015, approximately 84% of our CEO's and about 77% on average of our NEO's target total direct compensation consisted of long-term incentives and was "at-risk"—which means that the component varies year to year depending on our stock price and TSR versus Keysight's peers.

CEO	Average of other NEOs

Base Salary

        The base salaries reflect the responsibilities of each of our NEOs and the competitive market for comparable professionals in our industry. In addition, the base salaries are set to create an incentive for these executive officers to remain with us so we can continue to meet our commitment to customers and sustain long-term profitable growth for our stockholders. Base salaries and benefits packages are the fixed components of our NEOs' compensation and do not vary with company performance. The base salaries of our NEOs are set by considering the Compensation Factors and the Company's operating budget.

COMPENSATION DISCUSSION AND ANALYSIS

        As a newly public company, many of our NEOs are recently appointed to their positions and therefore had substantially lower salary levels to their counterparts in our industry. The Compensation Committee approved the following adjustments to base salaries, effective December 1, 2014, for Mr. Nersesian, from $800,000 to $900,000, for Mr. Dougherty, from $400,000 to $475,000, and for Mr. Gasparian, from $335,000 to $355,000. The base salaries of our NEOs are set annually by the Compensation Committee, who considers the Compensation Factors for each NEO and the Company's expected operating budget.

Short-Term Cash Incentive Awards

        The Keysight Technologies, Inc. 2015 Performance-Based Compensation Plan for Covered Employees ("Performance-Based Compensation Plan') was adopted by the Keysight Board of Directors in September 2014. For fiscal 2015, the Performance-Based Compensation Plan, which applied to our NEOs and others in executive and senior manager roles, provided the opportunity for cash awards every six months linked to the achievement of pre-established semi-annual financial objectives. These cash awards were paid to reward achievement of critical short-term operating and financial goals that were expected to contribute to the creation of stockholder value over time. After considering recommendations from senior management, financial objectives for each six-month period were pre-established by the Compensation Committee at the beginning of the performance period, based on the fiscal 2015 financial plan established by the Board of Directors. After the Compensation Committee certified our actual performance against the objectives for each period, cash incentive awards to the extent earned, were paid. Performance measures and target performance goals could not be changed after they were approved by the Compensation Committee.

        For fiscal 2015, award payouts under the Performance-Based Compensation Plan were calculated by multiplying the individual's stated base salary for the performance period by the individual's target award bonus percentage, financial target bonus, and actual performance, determined as follows:

H1 Financial H2 Financial	Annual Salary/2	X	Individual Target Bonus (varies by individual)	X	Financial Target Bonus	X	Attainment % (based on actual individual performance)

Target Short-Term Incentive Award Opportunities

        The Compensation Committee set the fiscal 2015 target short-term incentive award opportunities as a percentage of base salary for each NEO. The Compensation Committee also considered the relative

COMPENSATION DISCUSSION AND ANALYSIS

responsibility of each NEO. Each NEO's target short-term incentive award opportunity for fiscal 2015 was set between 70% and 125% of base salary (depending on position), as follows:

Fiscal 2015 Target Short-Term Incentive Award Opportunities

	Expressed as a Percentage of Base Salary

	First Half Fiscal 2015	Second Half Fiscal 2015	Total Target Short-Term Incentives for Fiscal 2015

Name	Target Award	Target Award	Target Award

Ronald S. Nersesian	62.5%	62.5%	125.0%
Neil Dougherty	40.0%	40.0%	80.0%
Michael Gasparian	35.0%	35.0%	70.0%
Soon Chai Gooi	40.0%	40.0%	80.0%
Guy Séné	40.0%	40.0%	80.0%

Financial Performance Objectives and Fiscal 2015 Operational Results

        Following the separation from Agilent, the Compensation Committee determined that non-GAAP Earning-Per-Share ("non-GAAP EPS") was the most appropriate financial measure for the Performance-Based Compensation Plan. The Compensation Committee believed that this transparent, operations-based measure would best capture our focus on profitability for fiscal 2015. In addition, the Compensation Committee believed that measuring non-GAAP EPS would serve as an effective means for motivating our executive officers to perform better. The Compensation Committee chose non-GAAP EPS as the sole financial measure for fiscal 2015 for the following specific reasons:

  •
  Strengthens line of sight with stockholders

  •
  Drives leadership behavior to focus on the enterprise ("Keysight First") rather than at a division level

  •
  Creates value through growth and cost efficiency priorities

        The Compensation Committee reviews our performance metrics each year to drive and achieve the company's performance objectives. Going forward, the Committee may consider adding new performance metrics which could be financial and/or strategic in nature.

        For purposes of the Performance-Based Compensation Plan, "non-GAAP EPS" was computed on the basis of non-GAAP earnings and diluted shares. "Non-GAAP earnings" was calculated by excluding the impact of share-based compensation, restructuring costs, separation costs, transformational costs, acquisition and integration costs, asset impairments and non-cash intangible amortization. We also excluded any tax benefits or expenses that are not directly related to ongoing operations and which were either isolated or which could not be expected to occur again with any regularity or predictability. All of these GAAP exclusions are objectively predetermined by our Compensation Committee in accordance with Section 162(m) of the Internal Revenue Code (the "Code"). Non-GAAP EPS is the same metric that we use for our quarterly earnings announcements. Non-GAAP EPS targets are determined by our semi-annual financial planning process. Management prepares a financial plan which is then reviewed and approved by the Board of Directors. The non-GAAP targets are directly tied

COMPENSATION DISCUSSION AND ANALYSIS

to the approved financial plan and do not change during the performance period. Following the separation from Agilent, the threshold and maximum were designed to account for the cyclical nature and volatility of our markets. As a practice, we review our short-term incentive plan threshold and maximum, benchmarking our internal historical achievement against external market data on a regular basis.

First Half FY15					Second Half FY15

Non-GAAP EPS					Non-GAAP EPS

Threshold $	Target $	Max $	Results $	Achievement %	Threshold $	Target $	Max $	Results $	Achievement %

$0.28	$1.13	$2.26	$1.26	112%	$0.60	$1.20	$1.80	$1.26	105%

        The payouts under the Performance-Based Compensation Plan for fiscal 2015 are provided in the table below and in the "Non-Equity Incentive Plan Compensation" column in the "Summary Compensation Table."

	First Half FY15			Second Half FY15

							Total Actual Short-Term Cash Incentives Paid for Fiscal 2015 Year
	Target Incentive ($)	Actual Award ($)	Actual Award (%) *	Target Incentive ($)	Actual Award ($)	Actual Award (%) *
Name							($)	(%) *

Ronald S. Nersesian	$562,500	$630,000	70%	$562,500	$618,750	69%	$1,248,750	139%
Neil Dougherty	$190,000	$212,800	45%	$190,000	$209,000	44%	$421,800	89%
Michael Gasparian	$124,250	$139,160	39%	$124,250	$136,675	39%	$275,835	78%
Soon Chai Gooi **	$166,392	$186,359	45%	$166,392	$151,808	44%	$338,167	89%
Guy Séné	$220,000	$246,400	45%	$220,000	$242,000	44%	$488,400	89%

*
Reflected as a percentage of base salary

**
Mr. Gooi is paid in Malaysian Ringgit. His short-term cash incentive payout for the first half of fiscal 2015 is converted in US dollars based on the currency exchange rate as of April 30, 2015. His short-term cash incentive payout for the second half of fiscal 2015 is converted in US dollars based on the currency exchange rate as of October 31, 2015.

Long-Term Incentives

  Long-Term Incentives Granted in Fiscal 2015

        For fiscal 2015, the Compensation Committee granted our NEOs long-term incentive awards equally weighted between stock options and performance stock units. The long-term incentives with target values for each of our NEOs were determined with reference to the 50th percentile of grant values for comparable executives at our peer group companies. Grant values were derived as follows:

  •
  Approximately half the value was in the form of stock options calculated using the Black-Scholes option pricing model and 20-day average closing price of Keysight's common stock prior to grant. The exercise price of the option was the closing price of Keysight's common stock on the date of grant.

  •
  The remaining value of the long-term award was in the form of a PSU award under the LTP Program, and determined by dividing the remaining value by the Monte-Carlo valuation factor.

        The target value of the long-term incentive awards is determined at the beginning of the then-current fiscal year for each of our NEOs and is partially derived from the peer group data provided by the Keysight Compensation Committee's independent compensation consultant. The target value also reflects the Keysight Compensation Committee's judgment on the relative role of each of our NEOs' with Keysight, as well as the performance of each of our NEOs.

COMPENSATION DISCUSSION AND ANALYSIS

        The following table shows the long-term incentive awards granted in respect of fiscal 2015 to each of our NEOs:

	Number & Type of Award (1)		Total Target Value of Long-Term Incentive Awards ($)
Name	Stock Options (#)	Performance Stock Units (#)

Ronald S. Nersesian	283,637	63,262	$5,154,770
Neil Dougherty	51,026	11,380	$927,307
Michael Gasparian	34,492	7,693	$626,850
Soon Chai Gooi	51,881	11,571	$942,858
Guy Séné	88,369	19,710	$1,606,015

(1)
The awards shown in the table above are our customary long-term incentives and do not include the spin-off Inaugural Grant.

Keysight Performance Stock Units Earned in Fiscal 2015

        The PSU awards are determined at the beginning of each three-year performance period. The performance period of the PSU awards paid out in fiscal 2015 was determined during fiscal 2013 by the Agilent Compensation Committee, and prior to our separation from Agilent. Therefore, the performance shares earned in fiscal 2015 were based on Agilent's TSR compared to the companies in the S&P 500 Information Technology, Health Care, and Industrial Sectors Indexes for fiscal 2013 through fiscal 2015.

        The payout as a percentage of the performance target is described below:

Payout as a % of Target

Below 25th Percentile Rank (threshold)	0%
25th Percentile Rank	25%
50th Percentile Rank (target)	100%
75th Percentile Rank and Above	200%

COMPENSATION DISCUSSION AND ANALYSIS

        These performance shares were completely "at-risk" compensation because Agilent's performance must be at or above the 25th percentile for the individuals to receive a payout. The performance shares were to pay out linearly for each level of performance as illustrated below:

Total Shareholder Return Measure Only (Potential Leverage)

Percentile Performance Relative to Performance Peer Group
 Agilent Relative Total Stockholder Return

        Agilent's TSR performance relative to peers and the payout percentages for the LTP Program for the past five years are set forth in the following table as Agilent's TSR performance was applied to the performance shares earned in fiscal 2015:

Fiscal Year	Agilent TSR Relative Rank to Peer Group	Payout %

2013 - 2015	23.2%	0%

2012 - 2014	39.7%	69.0%

2011 - 2013	45.8%	87.0%

2010 - 2012	46.9%	91.0%

2009 - 2011	54.9%	120.0%

        The table below sets forth the targeted number of shares for the performance period covering fiscal year 2013 through fiscal year 2015. Since the target awards were determined by Agilent's' compensation committee back in 2013, the award payout in was based on Agilent's TSR. On November 17, 2015, the Keysight Compensation Committee certified that Agilent's TSR results were below the 25th percentile; therefore no payout was made for the performance period concluded on October 31, 2015.

COMPENSATION DISCUSSION AND ANALYSIS

Fiscal Year 2013 - 2015 LTP Program Payout Table

	Target Keysight Shares	Payout in Shares	Cash Value of Payout

Ronald S. Nersesian	63,904	0	$0
Neil Dougherty	4,198	0	$0
Michael Gasparian	2,737	0	$0
Soon Chai Gooi	10,954	0	$0
Guy Séné	26,473	0	$0

Spin-Off Inaugural Grants

        In November 2014, the Compensation Committee approved the spin-off Inaugural Grants to approximately 600 individuals, including each of our executive officers. The Inaugural Grants were made to recognize their extraordinary efforts and contributions in connection with the separation from Agilent as well as to incentivize them to continue to support Keysight through its initial stages as an independent public company following the separation. These Inaugural Grants were made in the form of restricted stock unit awards with a three-year ratable vesting schedule and effective November 5, 2014.

        The grants to our NEOs were:

Name	Number of RSUs (#)	RSU Grant Date Fair Value (1) ($)

Ronald S. Nersesian	204,545	6,173,168
Neil Dougherty	48,701	1,469,796
Michael Gasparian	42,905	1,294,873
Soon Chai Gooi	34,090	1,028,836
Guy Séné	87,662	2,645,639

(1)
Based on the market value of our common stock on November 5, 2014

Equity Grant Practices

        We make grants of stock awards to our NEOs at the first meeting of the Compensation Committee of our fiscal year. Awards are neither timed to relate to the price of our common stock nor to correspond with the release of material non-public information, although awards are generally granted when the trading window is open. Grants to current employees are generally effective on the date of the Compensation Committee meeting approving such awards.

V.  Other Compensation Plans and Policies

Benefits and Limited Perquisites

        Our global benefits philosophy is to provide our executive officers, including our NEOs, with protection and security through health and welfare, retirement, disability insurance and life insurance

COMPENSATION DISCUSSION AND ANALYSIS

programs. During fiscal 2015, our NEOs were eligible to receive the same benefits that are generally available to other employees.

        In addition to the Company-wide benefits, our NEOs receive Company-paid financial counseling through a third-party service to assist with their personal finances. Providing this service gives our NEOs a better understanding of their compensation and benefits, allowing them to concentrate on their responsibilities and our future success. Our executive officers, including our NEOs, are also provided executive physical examinations, for which we cover the costs that are not otherwise covered under each of our NEOs' chosen health plan. We believe that the executive physical is a prudent measure to help ensure the health of our executive officers. Both the financial counseling and the executive physicals are benefits generally provided by our peers and are available to us at a reasonable group cost.

        Generally, the Compensation Committee's philosophy is to provide perquisites and other personal benefits only as it provides to all employees. Due to the Separation and changes in some of the executive officers' business office locations in fiscal 2015, our NEOs were provided with Company paid relocation services, mortgage subsidies and tax assistance as other employees would be in similar situations. Our executive officers also had access to Company drivers to transport them and their families to the airport for personal travel.

Deferred Compensation

        Our NEOs are eligible to voluntarily defer base salary, short-term incentives in the form of awards under the Performance-Based Compensation Plan, and long-term incentives in the form of stock awards under the LTP Program. The deferrals are made through the Keysight Technologies, Inc. 2014 Deferred Compensation Plan (the "Deferred Compensation Plan"). A rabbi trust with Fidelity Management Trust Company is in place for the Deferred Compensation Plan assets.

        Payouts are distributed to eligible participants in January of the year following termination of employment, if termination occurs during the first six months of the calendar year. Otherwise, payouts are distributed to eligible participants in July of the year following termination of employment. No early distributions or withdrawals are allowed. If an election is made to defer performance shares earned under the LTP Program, shares are deferred in the form of shares of our common stock only. At the end of the deferral period, the shares are simply released to the NEOs.

        This is a common benefit arrangement offered by our peers. The specific benefits and an additional description of plan features are set forth in the section entitled "Non-Qualified Deferred Compensation in Last Fiscal Year" below and the narrative descriptions accompanying that section.

Pension Plans

        The Keysight Technologies, Inc. Retirement Plan (the "Retirement Plan"), the Keysight Technologies, Inc. Supplemental Benefit Retirement Plan (the "Supplemental Benefit Retirement Plan) and the Keysight Technologies, Inc. Deferred Profit-Sharing Plan (the "Deferred Profit-Sharing Plan") are designed for long-term employment retention as well as to support the career-employment strategy and to provide employee retirement savings.

  •
  The Retirement Plan is an important benefit to most our U.S. employees.

COMPENSATION DISCUSSION AND ANALYSIS
  •
  The Supplemental Benefit Retirement Plan is an unfunded, non-qualified pension plan that pays amounts upon retirement that would be due under the regular Retirement Plan benefit formula, but are limited under the tax-qualified Retirement Plan by the Code.

  •
  The Deferred Profit-Sharing Plan provides certain amounts to our NEOs and other employees who provided services to Agilent prior to August 1, 2014 and to Agilent's predecessor company, Hewlett Packard, prior to November 1, 1993. It is a closed, defined contribution plan. The Deferred Profit-Sharing Plan is used as a floor offset for the Retirement Plan for service prior to November 1, 1993. There have been no contributions into the plan since October 31, 1993.

        All service recognized by Agilent as of July 31, 2014 was recognized by Keysight on August 1, 2014. None of these plans provide any credit of benefits prior to the date of hire or where there is a break in service.

        Effective August 1, 2015, eligibility requirements for the Retirement Plan were amended. New employees hired on or after August 1, 2015 are not eligible to participate in the Retirement Plan. This change does not impact any of the NEOs, as they were each hired prior to August 1, 2015.

        Retirement benefits are reported below in the "Fiscal 2015 Pension Benefits Table" and the narrative descriptions accompanying that table.

Policies for Compensation Risk Mitigation

        We have adopted the following policies for compensation risk mitigation:

Compensation Risk Controls

Recoupment Policy	Our Executive Compensation Recoupment Policy applies to all of our executive officers subject to Section 16 of the Securities Exchange Act. Under this Policy, in the event of (A) a material restatement of financial results (wherein results were incorrect at the time published due to mistake, fraud or other misconduct), or (B) fraud or misconduct by an executive officer, the Compensation Committee will, in the case of a restatement, review all short-term and long-term incentive compensation awards that were paid or awarded to the executive officers for performance periods beginning after October 31, 2014 that occurred, in whole or in part, during the restatement period. In the case of fraud or misconduct, the Compensation Committee will consider actions to remedy the fraud or misconduct, prevent its recurrence, and impose discipline on the wrongdoers, in each case, as it deems appropriate.

These actions may include without limitation, to the extent permitted by governing law, requiring reimbursement of compensation, causing the cancellation of outstanding restricted stock or deferred stock awards, stock options, and other equity incentive awards, limiting future awards or compensation, and requiring the disgorgement of profits realized from the sale of shares of our common stock to the extent such profit was, in part or in whole, resulting from fraud or misconduct. The Compensation Committee will amend the policy, as necessary, to comply with the final SEC rules regarding the recoupment policy required by the Dodd-Frank Wall Street Reform and Consumer Protection Act.

COMPENSATION DISCUSSION AND ANALYSIS

Hedging and Insider Trading Policy	Our Insider Trading Policy expressly bars ownership of financial instruments or participation in investment strategies that hedge the economic risk of owning our equity securities. We also prohibit our executive officers and directors from pledging our equity securities as collateral for loans. In addition, we prohibit our executive officers, directors and employees from purchasing or selling our securities while in possession of material, non-public information, or otherwise using such information for their personal benefit and maintain a quarterly black-out window where applicable individuals may not trade. Our executive officers and directors are permitted to enter into trading plans that are intended to comply with the requirements of Exchange Act Rule 10b5-1 so that they can prudently diversify their asset portfolios and exercise their stock options before their scheduled expiration dates.

Indemnification Agreements	These agreements indemnify our executive officers and directors, as well as those who act as directors and officers of other entities at our request, against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any proceedings arising out of their services to us and our subsidiaries.

A Culture of Ownership	Our stock ownership guidelines are designed to encourage our executive officers, including our NEOs, to achieve and maintain a significant equity stake in Keysight and more closely align their interests with those of our stockholders. The guidelines provide that our CEO should accumulate and hold, within five years from election to his or her position, an investment level in our common stock equal to a multiple of six times his or her annual base salary. The guidelines further provide that our CFO, COO, and other executive officers should accumulate and hold, within five years from appointment to their respective executive officer positions, an investment level in our common stock equal to the lesser of either (1) a multiple of three times their annual base salary or (2) direct ownership of a certain level of shares of our common stock.
The investment level as a multiple of annual base salary or direct ownership guidelines are as follows:
	Level	Investment Level = Multiple of Annual Base Salary	Direct Ownership of Common Stock (# of Shares)

	CEO	6x	N/A
	CFO/COO	3x	80,000
	All other executive officers	3x	40,000

An annual review is conducted to assess compliance with the guidelines. At the end of fiscal 2015, all of our NEOs had either met or were on track to reach their stock ownership guideline requirements within the applicable timeframe.

Risk Assessment	F.W. Cook conducts an annual review of our compensation related risks. The risk assessment conducted during fiscal 2015 confirmed that our executive compensation program is well designed to encourage behaviors aligned with the long-term interests of our stockholders. F.W. Cook also found an appropriate balance in fixed versus variable pay, cash and equity, and appropriate mix of financial metrics. Finally, it was determined that there are appropriate policies in place to mitigate compensation-related risk, including stock ownership guidelines, insider-trading prohibitions, the Executive Compensation Recoupment Policy, and independent Compensation Committee oversight of our executive compensation program.

COMPENSATION DISCUSSION AND ANALYSIS

Policy Regarding Compensation in Excess of $1 Million a Year

        Section 162(m) of the Code generally disallows a tax deduction for compensation in excess of $1 million paid to the CEO and the three other most highly compensated NEOs (excluding the CFO) employed at the end of the year. Certain compensation is specifically exempt from the deduction limit to the extent that it is "performance based" as defined in Section 162(m) of the Code.

        The Compensation Committee considers the impact of Section 162(m) of the Code in setting and determining executive compensation because it is concerned with the net cost of executive compensation to Keysight (i.e., taking into account the tax treatment of the compensation), and its ability to effectively administer executive compensation in the long-term interests of stockholders.

        Stock options, short-term cash incentives and long-term performance stock units are generally intended to comply with the exception for performance-based compensation under Section 162(m) of the Code. To maintain flexibility in rewarding individual performance and contributions, the Compensation Committee may decide to award compensation that does not comply with the exception for performance-based compensation and, thus, may not be deductible for purposes of Section 162(m). In addition, because of the fact-based nature of the performance-based compensation exception and the limited amount of binding-related guidance, we cannot guarantee that compensation that is intended to comply with the performance-based compensation exception under Section 162(m) of the Code will in fact so qualify.

        We follow Financial Accounting Standard Board Accounting Standards Codification Topic 718, or ASC Topic 718, for our stock-based compensation awards. ASC Topic 718 requires companies to measure the compensation expense for all share-based payment awards made to employees and directors, including stock options, based on the grant date "fair value" of these awards. This calculation is performed for accounting purposes and reported in the compensation tables below, even though our executive officers may never realize any value from their awards. ASC Topic 718 also requires companies to recognize the compensation cost of their stock-based compensation awards in their income statements over the period that an executive officer is required to render service in exchange for the option or other award.

Termination – Severance Plan and Change of Control

        Consistent with the practice of many of our peers, the Compensation Committee has adopted a severance plan for our U.S. based officers and executives, which provide specified severance payments and benefits in cases where our management decides to replace or make significant changes to the officer's duties.

        In addition, we have entered into change-of-control agreements with our officers designed to provide protection to the officers so they are not distracted by their personal, professional and financial situations at a time when we need them to remain focused on their responsibilities, the Company's best interests and those of our stockholders. These agreements provide for a "double-trigger" payout only in the event of a change in control of the Company and a termination of employment or a shift into a position that represents a substantial change in responsibilities within a limited period of time after the transaction (these agreements do not become operative unless both events occur).

        Potential payments to our NEOs under the severance plan and the change of control arrangements are reported below in the "Termination and Change of Control Table".

EXECUTIVE COMPENSATION

EXECUTIVE COMPENSATION

Fiscal 2015 Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($) (1)	Stock Awards ($) (2) (3) (5)	Option Awards ($) (2) (4) (5)	Non-Equity Incentive Plan Compensation ($) (6)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (7)	All other Compensation ($) (8)	Total Without Inaugural Grant ($)	Total ($)

Ronald S. Nersesian	2015	$891,667	$0	$8,718,704	$2,609,233	$1,248,750	$166,492	$33,784	$7,495,462	$13,668,630
President and Chief	2014	$795,833	$0	$2,109,864	$2,257,639	$917,151	$148,366	$30,998	$6,259,851	$6,259,851
Executive Officer	2013	$741,667	$0	$1,560,567	$1,705,200	$585,178	$138,164	$27,914	$4,758,690	$4,758,690
Neil Dougherty	2015	$468,750	$0	$1,927,705	$469,398	$421,800	$86,138	$43,898	$1,947,893	$3,417,689
Senior Vice President	2014	$387,083	$0	$276,244	$295,634	$340,368	$70,703	$270,208	$1,640,243	$1,640,243
and Chief Financial
Officer
Mike Gasparian (9)	2015	$353,333	$0	$1,573,972	$317,299	$275,835	$1,859	$44,739	$1,302,616	$2,567,037
Senior Vice President,	2014	$314,583	$0	$244,776	$258,245	$169,837	$30,404	$12,656	$1,030,501	$1,030,501
Customer Support &
Services & Worldwide Marketing
Soon Chai Gooi (10)	2015	$318,923	$0	$1,494,430	$477,264	$338,167	$0	$365,856	$1,965,803	$2,994,640
Senior Vice President,	2014	$447,623	$0	$351,635	$376,267	$415,511	$0	$118,824	$1,709,860	$1,709,860
Order Fulfillment & Infrastructure
Guy Séné	2015	$550,000	$0	$3,438,730	$812,924	$488,400	$101,575	$27,955	$2,773,945	$5,419,584
Senior Vice President,	2014	$550,000	$0	$778,610	$833,166	$403,547	$101,658	$36,628	$2,703,609	$2,703,609
Measurement Solutions & Worldwide Sales

(1)
None of our NEOs received any service awards or cash bonuses for fiscal 2015.

(2)
Reflects the aggregate grant date fair values of the stock and option awards, computed in accordance with Financial Accounting Standards Board, Accounting Standards Codification, Topic 718, and Stock Compensation ("FASB ASC Topic 718"). The assumptions used in calculating the expense are provided in additional detail in the tables below.

(3)
Amounts consist of expenses relating to performance share awards that are outstanding for each of our NEOs under the LTP Program. Also the amounts consist of expenses related to restricted stock units granted in fiscal 2015, including the spin-off Inaugural Grants.

(4)
Amounts consist of expenses relating to option awards granted under the Keysight Technologies, Inc. 2014 Equity and Incentive Compensation Plan ("Stock Plan") granted at an exercise price equal to the closing price of Keysight or Agilent common stock on the date of grant.

(5)
The expenses disclosed in these columns include expenses for stock awards and options awarded in accordance with the Stock Plan, as shown in the table below.

(6)
Amounts consist of incentive awards earned by our NEOs during fiscal 2015 under the Performance-Based Compensation Plan for covered employees.

(7)
Amounts represent the change in pension value for the following Keysight Technologies, Inc. Retirement Plan and Keysight Technologies, Inc. Supplemental Benefit Retirement Plan.

(8)
Amounts reflect (i) employer contributions of $10,600 to Mr. Nersesian, Mr. Dougherty and Mr. Séné and $10,873 to Mr. Gasparian's accounts with Keysight Technologies, Inc. Retirement Plan in fiscal year 2015, as well as $114,120 to Mr. Gooi for the Malaysia defined contribution plan, (ii) $20,305 for Mr. Nersesian, $10,189 for Mr. Dougherty and $16,455 for Mr. Séné for services incurred from The Ayco Company, LP, the provider designated by Keysight to provide financial counseling services to its executive officers, (iii) travel expenses of $1,979 for Mr. Nersesian, $1,243 for Mr. Dougherty and

EXECUTIVE COMPENSATION

  $235 for Mr. Gasparian for use of Keysight drivers and vehicles for personal travel, as well as $22,884 for Mr. Gooi as an annual car and gasoline allowance, (iv) relocation services of $20,954 to Mr. Dougherty, $32,731 to Mr. Gasparian, as well as $228,607 to Mr. Gooi for his main office relocation from Malaysia to Singapore, (v) Club Membership fees of $245 for Mr. Gooi, and (vii) $900 for Mr. Nersesian, Mr. Gasparian, and Mr. Séné, as well as $912 for Mr. Dougherty for employer contribution to a health savings account.

(9)
Mr. Gasparian's change in Pension Value benefits are limited as he has exceeded the maximum 30 years of credited service allowed in the Retirement Plan. The incremental increase in his Retirement Plan benefit over FY 2015 is due to salary increases only, as the plan allows the highest compensation to be used in determining the benefit accrual.

(10)
Amounts included for Mr. Gooi, with the exception of stock awards and option awards, are shown in U.S. Dollars but were paid to him in Malaysian Ringgit. To convert the amounts paid to U.S. Dollars, we used the prevailing exchange rate as of the last business day of the applicable fiscal year (for fiscal year 2015 amounts, an exchange rate of 4.291999817 Malaysian Ringgits per U.S. Dollar).

        The following table itemizes the full grant date fair value of equity awards granted to our NEOs during fiscal 2015 in accordance with FASB ASC Topic 718 for the "Stock Awards" and "Option Awards" columns of the "Summary Compensation Table".

Long-Term Incentive Awards

	Total FY15 Expense			Total FY14 Expense			Total FY13 Expense			Total FY12 Expense

	Stock Awards	Option Awards	Restricted Stock Unit Awards	Stock Awards	Option Awards	Restricted Stock Unit Awards	Stock Awards	Option Awards	Restricted Stock Unit Awards	Stock Awards	Option Awards	Restricted Stock Unit Awards

Ronald S. Nersesian	$2,545,536	$2,609,247	$6,173,168	$0	$2,257,639	$2,109,864	$1,560,567	$1,705,200	—	$1,484,309	$1,541,459	—
Neil Dougherty	$457,908	$469,401	$1,469,796	$0	$295,634	$276,244	—	—	—	—	—	—
Michael Gasparian	$309,551	$317,300	$1,294,873	$0	$258,245	$244,776	—	—	—	—	—	—
Soon Chai Gooi	$465,594	$477,266	$1,028,836	$0	$376,267	$351,635	—	—	—	—	—	—
Guy Séné	$793,091	$812,928	$2,645,639	$0	$833,166	$778,610	—	—	—	—	—	—

FASB ASC Topic 718 Assumptions

        The following table sets forth the weighted average FASB ASC Topic 718 assumptions used in 2015 in the calculation of the stock awards and option awards presented in the "Summary Compensation Table" and in the tables above in respect of our NEOs. For all periods presented, the fair value of share-based awards for employee stock option awards was estimated using the Black-Scholes option pricing model, while shares granted under the LTP Program were valued using a Monte Carlo simulation. The estimated fair value of restricted stock unit awards was determined based on the market price of Keysight's common stock on the date of grant. Prior to separation, the fair value of awards was determined based on the market price of Agilent's common stock on the date of grant, adjusted for expected dividend yield.

	Years Ended October 31, 2015
	2015	2014	2013

Stock Option Plans:
Weighted average risk-free interest rate	1.60%	1.69%	0.86%
Dividend yield	—	1%	1%
Weighted average volatility	31%	39%	39%
Expected life	4.9 yrs	5.8 yrs	5.8 yrs
LTPP:
Volatility of Keysight shares (Agilent shares for FY13)	26%	—	37%
Volatility of selected peer-company shares	17%-67%	—	6%-64%
Price-wise correlation with selected peers	38%	—	49%

EXECUTIVE COMPENSATION

Fiscal 2015 Grants of Plan-Based Awards in Last Fiscal Year Table

        The following table sets forth certain information regarding grants of plan-based awards to each of our NEOs during fiscal 2015. For more information please refer to the "Compensation Discussion and Analysis" above.

Grants of Plan-Based Awards in Fiscal Year 2015

								All Other Option Awards: Number of Securities Underlying Options (#) (3)
		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Payouts Under Equity Incentive Plan Awards (2)					Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
									All Other Stock Awards (#)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold ($)	Target ($)	Maximum ($)

Ronald S. Nersesian	11/18/2014	$28,125	$562,500	$1,125,000
	5/20/2015	$281,250	$562,500	$1,125,000
	11/18/2014				$636,384	$2,545,536	$5,091,073
	11/18/2014							283,637		$31.00	$2,609,233
	11/5/2014 *								204,545		$6,173,168
Neil Dougherty	11/18/2014	$9,500	$190,000	$380,000
	5/20/2015	$95,000	$190,000	$380,000
	11/18/2014				$114,477	$457,908	$915,817
	11/18/2014							51,026		$31.00	$469,398
	11/5/2014 *								48,701		$1,469,796
Mike Gasparian	11/18/2014	$6,213	$124,250	$248,500
	5/20/2015	$62,125	$124,250	$248,500
	11/18/2014				$77,388	$309,551	$619,102
	11/18/2014							34,492		$31.00	$317,299
	11/5/2014 *								42,905		$1,294,873
Soon Chai Gooi	11/18/2014	$8,320	$166,392	$332,784
	5/20/2015	$83,196	$166,392	$332,784
	11/18/2014				$116,398	$465,594	$931,188
	11/18/2014							51,881		$31.00	$477,264
	11/5/2014 *								34,090		$1,028,836
Guy Séné	11/18/2014	$11,000	$220,000	$440,000
	5/20/2015	$110,000	$220,000	$440,000
	11/18/2014				$198,273	$793,091	$1,586,182
	11/18/2014							88,369		$31.00	$812,924
	11/5/2014 *								87,662		$2,645,639

*
This grant represents the spin-off Inaugural Grant in the form of restricted stock unit awards with a three-year ratable vesting schedule that is outside our long-term incentive awards.

(1)
Reflects the value of the potential cash payout targets established for fiscal 2015 pursuant to the Keysight's Performance-Based Compensation Plan. Actual payout amounts under this plan are disclosed in the "Summary Compensation Table."

(2)
Reflects the value of potential payout of the target number of performance shares granted in fiscal 2015 for the FY15 through FY17 performance period under Keysight's LTP Program. Actual payout of these awards, if any, will be determined by the Compensation Committee after the end of the performance period depending on whether the performance criteria set forth in Keysight's LTP Program were met. Payout, if any, will be in the form of Keysight common stock. Please see section "Long-Term Incentives" for disclosure regarding materials terms of the LTP Program.

(3)
Reflects stock options granted in fiscal 2015 under the Stock Plan in accordance with Keysight's long-term incentive goals as described in the "Long-Term Incentives." Such options have a ten year term and vest at the rate of 25% per year over four years.

EXECUTIVE COMPENSATION

Fiscal 2015 Outstanding Equity Awards at Fiscal Year-End Table

        The following table provides information on the holdings of stock options, performance-based stock awards and restricted stock units by our NEOs as of October 31, 2015.

Outstanding Equity Awards at Fiscal Year 2015 Year End
			Option Awards					Restricted Stock Unit Awards (1)		Performance Share Awards (2)

			Number of Securities Underlying Unexercised Options (#)					Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units That Have Not Vested ($)
										Number of Unearned Shares That Have Not Vested (#)	Market Value of Shares That Have Not Vested ($)
Name	Grant Date		Exercisable	Unexercisable	Option Exercise Price ($)	First Option Vesting Date	Option Expiration Date

Ronald S	11/17/2010	*	40,862	0	$19.62	11/17/2011	11/16/2020	—	—	—	—
Nersesian	11/17/2011	*	50,566	50,569	$20.74	11/17/2012	11/16/2021	—	—	—	—
	11/21/2012	*	62,818	125,636	$19.97	11/21/2013	11/20/2022	—	—	—	—
	11/20/2013	*	54,122	162,367	$29.83	11/20/2014	11/19/2023	—	—	—	—
	11/18/2014		0	283,637	$31.00	11/18/2015	11/18/2024	—	—	—	—
	11/20/2013	*	—	—	—	—	—	53,894	$1,782,821	—	—
	11/5/2014	**						199,738	$6,607,333	—	—
	11/21/2012	*	—	—	—	—	—	—	—	63,904	$2,113,946
	11/18/2014		—	—	—	—	—	—	—	63,262	$2,092,707
Total			208,368	622,209				253,632	8,390,154	127,166	4,206,653
Neil Dougherty	1/17/2006	*	11,307	0	$17.80	1/17/2007	1/16/2016	—	—	—	—
	11/21/2012	*	8,256	8,256	$19.97	11/21/2013	11/20/2022	—	—	—	—
	11/20/2013	*	7,085	21,263	$29.83	11/20/2014	11/19/2023	—	—	—	—
	11/18/2014		0	51,026	$31.00	11/18/2015	11/18/2024	—	—	—	—
	12/1/2011	*	—	—	—	—	—	494	$16,346	—	—
	11/20/2013	*	—	—	—	—	—	7,227	$239,053	—	—
	11/5/2014	**	—	—	—	—	—	48,701	$1,611,029	—	—
	11/21/2012	*	—	—	—	—	—	—	—	4,198	$138,871
	11/18/2014		—	—	—	—	—	—	—	11,380	$376,450
Total			26,648	80,545				56,422	1,866,428	15,578	515,322
Michael	11/17/2011	*	2,191	2,191	$20.74	11/17/2012	11/16/2021	—	—	—	—
Gasparian	11/21/2012	*	2,692	5,384	$19.97	11/21/2013	11/20/2022	—	—	—	—
	11/20/2013	*	3,349	10,051	$29.83	11/20/2014	11/19/2023	—	—	—	—
	3/18/2014	*	2,676	8,033	$31.65	3/18/2015	3/17/2024	—	—	—	—
	11/18/2014			34,492	$31.00	11/18/2015	11/18/2024	—	—	—	—
	11/20/2013	*	—	—	—	—	—	3,336	$110,339	—	—
	3/18/2014	*	—	—	—	—	—	2,743	$90,737	—	—
	11/5/2014	**	—	—	—	—	—	41,896	$1,385,920	—	—
	11/21/2012	*	—	—	—	—	—	—	—	2,737	$90,543
	11/18/2014		—	—	—	—	—	—	—	7,693	$254,484
Total			10,908	60,151				47,974	1,586,996	10,430	345,027
Soon Chai Gooi	11/18/2008	*	65,986	—	$10.59	11/18/2009	11/17/2018
	11/18/2009	*	23,594	—	$16.42	11/18/2010	11/17/2019	—	—	—	—
	11/17/2010	*	7,784	0	$19.62	11/17/2011	11/16/2020	—	—	—	—
	11/17/2011	*	7,584	7,585	$20.74	11/17/2012	11/16/2021	—	—	—	—
	11/21/2012	*	10,768	21,538	$19.97	11/21/2013	11/20/2022	—	—	—	—
	11/20/2013	*	9,018	27,062	$29.83	11/20/2014	11/19/2023	—	—	—	—
	11/18/2014		0	51,881	$31.00	11/18/2015	11/18/2024	—	—	—	—
	11/21/2012	*	—	—	—	—	—	44,870	$1,484,304	—	—
	11/20/2013	*	—	—	—	—	—	9,199	$304,300	—	—
	11/5/2014	**	—	—	—	—	—	34,090	$1,127,697	—	—
	11/21/2012	*	—	—	—	—	—	—	—	10,954	$362,348
	11/18/2014		—	—	—	—	—	—	—	11,571	$382,769
Total			124,734	108,066				88,159	2,916,301	22,525	745,117

EXECUTIVE COMPENSATION

Outstanding Equity Awards at Fiscal Year 2015 Year End
			Option Awards					Restricted Stock Unit Awards (1)		Performance Share Awards (2)

			Number of Securities Underlying Unexercised Options (#)					Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units That Have Not Vested ($)
										Number of Unearned Shares That Have Not Vested (#)	Market Value of Shares That Have Not Vested ($)
Name	Grant Date		Exercisable	Unexercisable	Option Exercise Price ($)	First Option Vesting Date	Option Expiration Date

Guy Séné	11/17/2010	*	7,491	0	$19.62	11/17/2011	11/16/2020	—	—	—	—
	11/17/2011	*	23,598	23,598	$20.74	11/17/2012	11/16/2021	—	—	—	—
	11/21/2012	*	26,024	52,050	$19.97	11/21/2013	11/20/2022	—	—	—	—
	11/20/2013	*	19,972	59,921	$29.83	11/20/2014	11/19/2023	—	—	—	—
	11/18/2014		0	88,369	$31.00	11/18/2015	11/18/2024	—	—	—	—
	11/20/2013	*	—	—	—	—	—	19,886	$657,844	—	—
	11/5/2014	**	—	—	—	—	—	85,601	$2,831,681	—	—
	11/21/2012	*	—	—	—	—	—	—	—	26,473	$875,739
	11/18/2014		—	—	—	—	—	—	—	19,710	$652,007
Total			77,085	223,938				105,487	3,489,525	46,183	1,527,746

*
These grants are displayed in Keysight shares as converted from Agilent shares based on the volume-weighted average price of Keysight shares over the first two trading sessions immediately after separation from Agilent.

**
This grant represents the spin-off Inaugural Grant in the form of restricted stock unit awards with a three-year ratable vesting schedule that is outside our long-term incentive awards.

(1)
Amounts reflect unvested restricted stock unit awards as of October 31, 2015. The awards granted on 11/5/2014 vest over 3-year vesting schedule; all other awards, unless specifically noted below, vest at the rate of 25% per year. Mr. Nersesian's 2013 award vested on November 20, 2015 and will continue to vest 25% over the next two years. His 2014 award vested on November 5, 2015 and will continue to vest 33.33% per year over the next two years. Mr. Dougherty's 2011 award fully vested on December 1, 2015. His 2013 awards vested on 11/20/2015 and will continue to vest 25% over the next two years. His 2014 award vested on November 5, 2015 and will continue to vest 33.33% per year over the next two years. Mr. Gasparian's 2013 award vested on November 20, 2015 and will continue to vest 25% over the next two years. His March 2014 award vested on March 18, 2015 and will continue to vest 25% over the next two years. His November 2014 award vested on November 5, 2015 and will continue to vest 33.33% per year over the next two years. Mr. Gooi's 2012 award has a special four year cliff vesting schedule; therefore the award will become 100% vested in 2016. His 2013 award vested on November 20, 2015 and will continue to vest 25% over the next two years. His 2014 award vested on November 5, 2015 and will continue to vest 33.33% per year over the next two years. Mr. Séné's 2013 award vested on November 20, 2015 and will continue to vest 25% over the next two years. His 2014 award vested on November 5, 2015 and will continue to vest 33.33% per year over the next two years.

(2)
Amounts reflect multiple unvested performance share awards that are outstanding simultaneously as of the end of fiscal 2015 for each NEO under the LTP Program. The performance awards granted on November 21, 2012 were determined to have a zero payout in November 2015. The payout, if any, of the performance share awards granted on November 18, 2014 will be determined in November 2017.

EXECUTIVE COMPENSATION

Fiscal 2015 Option Exercises and Stock Vested at Fiscal Year-End Table

        The following table sets forth information on stock option exercises and stock vesting in fiscal 2015 and the value realized on the date of exercise or vesting, if any, by each of our NEOs.

Option Exercises and Stock Vested in Fiscal Year 2015
	Option Awards		Restricted Stock & Restricted Stock Units		Performance Awards

Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Awards Acquired Upon Vesting (#)	Value Realized on Vesting ($)	Number of Awards Acquired Upon Vesting (#)	Value Realized on Vesting ($)

Ronald S. Nersesian	0	$0	33,473	$1,065,125	—	—
Neil Dougherty	0	$0	3395	$110,230	—	—
Michael Gasparian	0	$0	3122	$107,786	—	—
Soon Chai Gooi	21,993	$728,470	7,553	$241,952	—	—
Guy Séné	0	$0	13,114	$422,284	—	—

Pension Benefits

        The following table shows the estimated present value of accumulated benefits payable, including years of credited service payable on retirement to our NEOs under the Keysight Retirement Plan and the Keysight Supplemental Benefit Retirement Plan. To calculate the number of years of an eligible employee's service, the pension plans will bridge each eligible employee's service, if any, with HP to that eligible employee's service with Agilent and Keysight; the years of service will reflect employment service from HP, Agilent and Keysight, as appropriate. The cost of all three plans is paid entirely by Keysight. The present value of accumulated benefit is calculated using the assumptions under Accounting Standards Codification Topic 715: Compensation – Retirement Benefits for the fiscal year end measurement (as of October 31, 2015). The present value is based on a lump sum interest rate of 6.00%. See also Note 15 to Keysight's consolidated financial statements in its Annual Report on Form 10-K for the fiscal year ended October 31, 2015, as filed with the SEC on December 17, 2015.

Pension Benefits
		Keysight Technologies, Inc.
Name	Eligible for Full Retirement Benefits (1)	Retirement Plan ($)	Supplemental Benefit Plan ($)	Number of Years of Credited Service (#)	Payments During Last Fiscal Year ($)	Present Value of Accumulated Benefit ($)

Ronald S. Nersesian	No	$483,639	$692,215	13	$0	$1,175,855
Neil Dougherty	No	$555,739	$64,917	19	$0	$620,656
Michael Gasparian	No	$23,237	$9,025	1	$0	$32,263
Soon Chai Gooi*	No	$0	$0	0	$0	$0
Guy Séné	No	$268,470	$243,755	6	$0	$512,224

*
Mr. Gooi does not live in the United States and is not eligible to participate in the Retirement Plan or Supplemental Benefit Retirement Plan, but is a participant in the Malaysian Defined Contribution Plan.

(1)
Employees must be at least 65 years of age and older to be eligible for Full Retirement Benefits

EXECUTIVE COMPENSATION

  Retirement Plan

        The Retirement Plan guarantees a minimum retirement benefit payable at normal retirement age (the later of age 65 or termination). Benefits are accrued on a monthly basis as a lump sum payable at normal retirement age based on target pay and years of credited service up to a maximum of 30 years as follows:

  For participants who have fewer than 15 years of service:

11% × target pay at the end of the month

PLUS

5% × target pay at the end of the month in excess of

50% of the Social Security Wage Base

  For participants who have 15 or more years of service:

14% × target pay at the end of the month

PLUS

5% × target pay at the end of the month in excess of

50% of the Social Security Wage Base

        Benefits under the Retirement Plan are payable as either (a) a single life annuity for single participants or as (b) a 50% joint and survivor annuity for married participants. Participants may elect to receive payments at any time following termination or retirement and in the above forms or as an actuarially equivalent 75% or 100% joint and survivor annuity, or as a one-time lump sum. Payments made prior to normal retirement age will be reduced in accordance with the plan provisions.

        All regular full-time or regular part-time employees hired prior to August 1, 2015 automatically become participants in the Retirement Plan on the May 1 or November 1 following completion of two years of service.

  Supplemental Benefit Retirement Plan

        The Supplemental Benefit Retirement Plan is an unfunded, non-qualified deferred compensation plan. Benefits payable under this plan are equal to the excess of the qualified Retirement Plan amount that would be payable in accordance with the terms of the Retirement Plan disregarding the benefit and compensation limitations imposed pursuant to sections 415 and 401(a)(17) of the Code.

        Benefits under the Supplemental Benefit Retirement Plan are payable upon termination or retirement as follows:

  •
  Accruals prior to January 1, 2005 are paid in a single lump sum in the January following the fiscal year in which the participant takes his qualified Retirement Plan benefit.

  •
  Accruals after December 31, 2004 are paid based on the date participants retire or terminate: in January immediately following if termination occurs during the first six months of the year; or in July if termination occurs during the second six months of the year. Participants will receive

EXECUTIVE COMPENSATION

    a benefit in the form of either five annual installments (if the lump sum value is at least $150,000); or in a single lump sum (if the lump sum value is less than $150,000).

  Malaysian Defined Contribution Plan

        All employees in Malaysia participate in the government mandatory retirement plan, managed by the Employer Provident Fund (EPF), a government agency. This plan requires contribution from both the employer and the employee. We contribute a fixed contribution rate of 12%. Mr. Gooi participates in this plan with an 11% contribution rate. Employees can also opt to contribute at a lower rate of 9%. In addition, Mr. Gooi also participates in a Company-wide EPF Top-up plan, for which we contribute 3% of monthly base earning. No employee contributions are accepted for this plan.

Non-Qualified Deferred Compensation in Last Fiscal Year

        The Keysight Technologies, Inc. 2014 Deferred Compensation Plan (the "Plan") is available to all active employees on our U.S. payroll with total target cash salary, including the short-term Performance-Based Compensation Plan, greater than or equal to $265,000.

        There are three types of earnings that may be deferred under the Plan:

  1.
  100% of annual base pay earnings in excess of the IRS qualified plan limit of $265,000 for 2015;

  2.
  95% of bonus earnings, discretionary and cash compensation paid under the Performance-Based Compensation Plan; and

  3.
  95% of performance based compensation paid out in accordance with the terms of Keysight's LTP Program. Awards under this program are paid out in the form of shares of our common stock.

        Deferral elections may be made annually and are part of overall tax planning for many executive officers. There are several investment options available under the Plan, which mirror the investment choices under the tax-qualified 401(k) plan, with the exception of Keysight's common stock that is not available under the Plan. All investment choices are made by the participant. Based on market performance, dividends and interest are credited to participants' accounts from the funds that the participant has elected.

        At the time participation is elected, employees must also elect payout in one of two forms that can commence upon termination or be delayed by an additional one, two or three years following termination:

  1.
  A single lump sum payment; or

  2.
  Annual installments over a five-to-15 year period.

        Payouts are distributed to eligible participants in January of the year following termination, if termination occurs during the first six months of the calendar year. Otherwise, payouts are distributed to eligible participants in July of the year following termination where termination occurs during the second half of the calendar year. No early distributions or withdrawals are allowed. When and if received, a participant in the LTP Program may elect to defer his or her shares through the Plan. The LTP Program shares are deferred in the form of shares of our common stock only. At the end of the deferral period, the shares are simply released to the participant.

EXECUTIVE COMPENSATION

        Keysight has established a rabbi trust as a source of funds to make payments under the Plan. The table below provides information on the non-qualified deferred compensation of our NEOs for fiscal 2015.

Non-Qualified Deferred Compensation
Name	Executive Contributions in Last Fiscal Year ($) (1)	Registrant Contributions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year ($) (2)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Fiscal Year-End ($)

Ronald S. Nersesian	$63,000	$0	$22,061	$0	$5,099,413
Neil Dougherty	$0	$0	$4,437	$0	$76,048
Michael Gasparian	$107,375	$0	$192	$0	$198,915
Soon Chai Gooi *	$0	$0	$0	$0	$0
Guy Séné	$0	$0	$0	$0	$0

*
Mr. Gooi does not live in the United States and is not eligible to participate in the Plan.

(1)
The salary contribution portion of the amounts reflected above is included in the amount reported as salary in the "Summary Compensation Table." Detailed in the table above, are the deferred amounts for the following: salary contribution amounts for fiscal 2015 and the value of compensation earned as part of Keysight's short-term cash incentives for fiscal 2015.

(2)
The amounts reflected are not included in the "Summary Compensation Table." These amounts consist of dividends, interest and change in market value attributed to each executive officer's entire account balance during fiscal 2015, which balance may include deferred compensation from previous periods. The amounts do not include the deferred compensation themselves.

Termination Arrangements – Severance Plan, Change of Control & Equity Award Acceleration

        Set forth below is a description of the plans and agreements that could result in potential payments to our NEOs in the case of their termination of employment and/or a change of control of Keysight.

Severance Plan

        On March 18, 2015, the Compensation Committee adopted the Keysight Technologies, Inc. Officer and Executive Severance Plan (the "Severance Plan"). The Severance Plan provides for severance payments and benefits ("Severance Benefits") to our executive officers and vice presidents.

        In general, in order to qualify for Severance Benefits, the executive officer's or vice president's employment must have been terminated either (i) by us (other than for cause, misconduct, death, or physical or mental incapacity) or (ii) by the executive officer or vice president for good reason. The Severance Benefits do not apply in connection with a change of control of Keysight if an executive officer or vice president is covered under a change of control severance agreement or arrangement with Keysight. In addition to satisfying other conditions set forth in the Severance Plan, to qualify for Severance Benefits, the executive officer or vice president must execute a general release of claims in favor of the Company and agree to certain post-termination restrictions, including an agreement to not solicit our employees for a period of two years.

EXECUTIVE COMPENSATION

        The Severance Plan provides for (i) a lump sum cash severance payment, (ii) a pro-rated annual bonus, if any, for the performance period in which the executive officer's or vice president's employment terminates, subject to the achievement of the performance goals and other terms and conditions that apply to him or her for that performance period, (iii) 12 months of accelerated vesting of stock options, restricted stock, and restricted stock units that are subject only to service-based vesting conditions and held by executive officers and vice presidents that are not retirement eligible, (iv) waiver of the service-vesting condition for restricted stock unit and/or restricted stock awards that are subject to performance-based vesting conditions, and (v) a lump sum cash payment of $20,000 ($40,000 in the case of our CEO) to pay for the cost of COBRA health benefit continuation coverage or to be used for any other purpose the executive officer or vice president chooses.

        The amount of the lump sum severance payment, in the case of our executive officers equals 100% (200% in the case of our CEO) of the sum of (i) his or her current annual base salary and (ii) his or her average actual annual bonus percentage as compared to the target percentage paid for the three fiscal years prior to the fiscal year in which he or she terminates employment, multiplied by his or her current target bonus. For our vice presidents, the amount of the lump sum severance payment equals 100% of his or her annual base salary.

Change of Control Agreements

        Each of our NEOs have entered into a Change of Control Agreement with us. Under these agreements, in the event that within 24 months after a change of control of Keysight, Keysight or its successor terminates the employment of such executive officer without cause, or an event constituting good reason occurs and the executive officer resigns within three months after such an event, the NEO will be entitled to: (i) two times, or with respect to Mr. Nersesian three times, the sum of his base salary and target bonus, (ii) payment of $80,000 for medical insurance premiums, (iii) full vesting of all outstanding stock options and stock awards not subject to performance-based vesting, and (iv) a prorated portion of any bonus. The Change of Control Agreements with our NEOs do not provide tax gross-ups of payments subject to the "golden parachute" excise tax pursuant to Section 4999 of the Code. As a condition to receive such payments, an NEO must execute a release of all of his rights and claims relating to his employment.

        For purposes of these agreements, a "change of control" means occurrence of any of the following events: (i) the sale, exchange, lease or other disposition or transfer of all or substantially all of the assets of Keysight to a third party; (ii) a merger or consolidation involving Keysight in which the stockholders of Keysight immediately prior to such merger or consolidation are not the owners of more than 75% of the total voting power of the outstanding voting securities of Keysight after the transaction; or (iii) the acquisition of beneficial ownership of at least 25% of the total voting power of the outstanding voting securities of Keysight by a third person.

        For purposes of these agreements, "good reason" means (i) the reduction of the officer's rate of pay, other than reductions that apply to employees generally and variable and performance reductions; (ii) reduction in benefits or failure to receive the same benefits as similarly situated employees; (iii) a change in the officer's duties, responsibilities, authority, job title or reporting relationships resulting in a significant diminution of position, subject to certain exceptions; (iv) the relocation to a worksite that is more than 35 miles from his or her prior worksite; (v) the failure or refusal of a successor to Keysight to assume Keysight's obligations under the agreement; or (vi) a

EXECUTIVE COMPENSATION

material breach by Keysight or any successor to Keysight of any of the material provisions of the agreement.

        For purposes of these agreements, "cause" means misconduct, including: (i) conviction of any felony or any crime involving moral turpitude or dishonesty that has a material adverse effect on Keysight's business or reputation; (ii) repeated unexplained or unjustified absences from Keysight; (iii) refusal or willful failure to act in accordance with any specific directions, orders or policies of Keysight that has a material adverse effect on Keysight's business or reputation; (iv) a material and willful violation of any state or federal law that would materially injure the business or reputation of Keysight as reasonably determined by the Board; (v) participation in a fraud or act of dishonesty against Keysight which has a material adverse effect on Keysight's business or reputation; (vi) conduct by the officer that the Board determines demonstrates gross unfitness to serve; or (vii) intentional, material violation by the officer of any contract between the officer and Keysight or any statutory duty of the officer to Keysight that is not corrected within thirty days after written notice to the officer.

Acceleration and Continued Vesting of Equity Awards

        Under the Stock Plan, if an NEO dies, or becomes fully disabled, his unvested stock options or stock awards fully vest and any performance awards are earned based on the satisfaction of the applicable performance measures. In addition, when an NEO retires, his stock options and stock awards continue to vest and any performance awards are earned based on the satisfaction of the applicable performance measures. Currently, only Mr. Nersesian, Mr. Gasparian, and Mr. Séné are entitled to retirement vesting based on company-wide equity award agreement eligibility. Finally, stock options and stock awards vest on a "double-trigger" basis in connection with a change in control of the Company discussed above, while performance awards are paid out at the greater of the target award or based on actual performance during the performance period.

Termination and Change of Control Table

        For each of our NEOs, the table below estimates the amount of compensation that would be paid in the event of the following:

  i.
  a change of control of Keysight occurs and executive is terminated without cause or voluntarily terminates at a time when an event constituting good reason has occurred, in both cases either within 24 months following the change of control or within 3 months prior to such change of control;

  ii.
  a qualified termination under the Severance Plan;

  iii.
  a voluntary termination by executive or an involuntary termination of the executive by Keysight with or without cause;

  iv.
  the termination of executive due to death or disability; or

  v.
  the retirement of executive.

EXECUTIVE COMPENSATION

        The amounts shown assume that each of the terminations was effective October 31, 2015.

Name	Type of Benefit	Involuntary Termination or Resignation for Good Cause in Connection with a Change of Control ($) (1)	Qualified Termination under Severance Plan ($) (2)	Voluntary Termination or Involuntary Termination with or without Cause ($)	Death or Disability ($) (3)	Retirement ($) (4)

Ronald S. Nersesian	Cash Severance Payment	$6,075,000	$3,705,000	$0	$0	$0
	Continuation of Benefits (5)	$80,000	$40,000	$0	$0	$0
	Stock Award Acceleration	$8,390,147	$0	$0	$8,390,147	$0
	Stock Award Cont'd Vesting	$0	$0	$0	$0	$8,390,147
	Stock Option Acceleration (6)	$3,388,767	$0	$0	$3,388,767	$0
	Stock Option Cont'd Vesting (6)	$0	$0	$0	$0	$3,388767
	Performance Awards	$4,206,651	$4,206,651	$0	$4,206,651	$4,206,651
	Pension Benefits (7)	$803,754	$803,754	$803,754	$803,754	$803,754

	Total Termination Benefits:	$22,944,319	$8,755,405	$803,754	$16,789,319	$16,789,319
Neil Dougherty	Cash Severance Payment	$1,710,000	$860,067	$0	$0	$0
	Continuation of Benefits (5)	$80,000	$20,000	$0	$0	$0
	Stock Award Acceleration	$1,866,440	$633,019	$0	$1,866,440	$0
	Stock Award Cont'd Vesting	$0	$0	$0	$0	$1,866,440
	Stock Option Acceleration (6)	$283,475	$103,683	$0	$283,475	$0
	Stock Option Cont'd Vesting (6)	$0	$0	$0	$0	$283,475
	Performance Awards	$515,320	$515,320	$0	$515,320	$515,320
	Pension Benefits (7)	$268,791	$268,791	$268,791	$268,791	$268,791

	Total Termination Benefits:	$4,724,026	$2,400,880	$268,791	$2,934,026	$2,934,026
Michael Gasparian	Cash Severance Payment	$1,207,000	$543,860	$0	$0	$0
	Continuation of Benefits (5)	$80,000	$20,000	$0	$0	$0
	Stock Award Acceleration	$1,587,013	$0	$0	$1,587,013	$0
	Stock Award Cont'd Vesting	$0	$0	$0	$0	$1,587,013
	Stock Option Acceleration (6)	$213,517	$0	$0	$213,517	$0
	Stock Option Cont'd Vesting (6)	$0	$0	$0	$0	$213,517
	Performance Awards	$345,024	$345,024	$0	$345,024	$345,024
	Pension Benefits (7)	$22,559	$22,559	$22,559	$22,559	$22,559

	Total Termination Benefits:	$3,455,114	$931,443	$22,559	$2,168,114	$2,168,114
Soon Chai Gooi	Cash Severance Payment (8)	$1,243,798	$0	$0	$0	$0
	Continuation of Benefits (5)	$80,000	$0	$0	$0	$0
	Stock Award Acceleration	$2,916,300	$0	$0	$2,916,300	$0
	Stock Award Cont'd Vesting	$0	$0	$0	$0	$2,916,300
	Stock Option Acceleration (6)	$571,826	$0	$0	$571,826	$0
	Stock Option Cont'd Vesting (6)	$0	$0	$0	$0	$571,826
	Performance Awards	$745,127	$0	$0	$745,127	$745,127
	Pension Benefits (7)	$0	$0	$0	$0	$0

	Total Termination Benefits:	$4,214,243	$0	$0	$4,233,253	$4,233,253

EXECUTIVE COMPENSATION

Name	Type of Benefit	Involuntary Termination or Resignation for Good Cause in Connection with a Change of Control ($) (1)	Qualified Termination under Severance Plan ($) (2)	Voluntary Termination or Involuntary Termination with or without Cause ($)	Death or Disability ($) (3)	Retirement ($) (4)

Guy Séné	Cash Severance Payment	$1,980,000	$900,533	$0	$0	$0
	Continuation of Benefits (5)	$80,000	$20,000	$0	$0	$0
	Stock Award Acceleration	$3,489,510	$0	$0	$3,489,510	$0
	Stock Award Cont'd Vesting	$0	$0	$0	$0	$3,489,510
	Stock Option Acceleration (6)	$1,352,126	$0	$0	$1,352,126	$0
	Stock Option Cont'd Vesting (6)	$0	$0	$0	$0	$1,352,126
	Performance Awards	$1,527,734	$1,527,734	$0	$1,527,734	$1,527,734
	Pension Benefits (7)	$417,995	$417,995	$417,995	$417,995	$417,995

	Total Termination Benefits:	$8,847,364	$2,866,262	$417,995	$6,787,364	$6,787,364

(1)
Under the Change of Control Agreements and the Stock Plan, if a change of control of Keysight occurs and an NEO is terminated without cause or voluntarily terminates at a time when an event constituting good reason has occurred, in both cases either within 24 months following the change of control or within 3 months prior to such change of control, his or her unvested stock options and stock awards will fully vest and following the end of the performance period (or any earlier performance period termination date in connection with the change in control), performance awards will be paid out at the greater of the target award or based on actual performance during the performance period.

(2)
Under the Severance Plan, the vesting of stock options and stock awards which would have occurred during the 12-month period following termination of employment will accelerate. Any remaining unvested stock options and stock awards will be forfeited. Unvested performance awards will no longer be subject to any service-based vesting requirements, but will only be paid out based on actual performance at the end of the performance period.

(3)
Under the Stock Plan and LTP Program, if an NEO dies, or becomes fully disabled, his or her unvested stock options and stock awards will fully vest. Unvested performance awards will no longer be subject to any service-based vesting requirements, but will only be paid out based on actual performance at the end of the performance period.

(4)
Under the Keysight Retirement Plan, if an NEO in the U.S., retires from Keysight, all unvested stock options and stock awards continue to vest per the original terms of the grant. Unvested performance awards will no longer be subject to any service-based vesting requirements, but will only be paid out based on actual performance at the end of the performance period. As of October 31, 2015, Mr. Nersesian, Mr. Gasparian and Mr. Séné were eligible for such continued vesting upon retirement.

(5)
Flat lump sum benefit for healthcare expenses, including additional health plan premium payments that may result from termination in the event of change of control or a qualified termination under the Severance Plan.

(6)
Calculated using the in-the-money value of unvested options as of October 31, 2015, the last business day of Keysight's last completed fiscal year. The closing price of Keysight common stock as of October 31, 2015 was $33.08.

(7)
For information regarding potential payments upon termination under the Deferred Compensation Plan and the Retirement Plan, and the Supplemental Benefit Retirement Plan, in which our NEOs participate, see "Non-Qualified Deferred Compensation in Last Fiscal Year" and "Pension Benefits" above.

(8)
The amounts for Mr. Gooi's Cash Severance Payment are shown in U.S. Dollars but would be payable to him in Malaysian Ringgit. To convert the amount payable in U.S. Dollars, we used the exchange rate as of the last business day of fiscal year 2015, or 4.291999817 Malaysian Ringgits

EXECUTIVE COMPENSATION

COMPENSATION COMMITTEE REPORT

        The information contained in this report shall not be deemed to be "soliciting material," to be "filed" with the SEC, or to be subject to Regulation 14A or Regulation 14C (other than as provided in Item 407 of Regulation S-K) or to the liabilities of Section 18 of the Securities Exchange Act of 1934, and shall not be deemed to be incorporated by reference in future filings with the SEC except to the extent that Keysight specifically incorporates it by reference into a document filed under the Securities Act of 1933 or the Securities Exchange Act of 1934.

November 18, 2015

        Our executive compensation program is administered by the Compensation Committee of the Board of Directors (the "Compensation Committee"). The Compensation Committee, which is composed entirely of independent, non-employee directors, is responsible for approving and reporting to the Board of Directors on all elements of compensation for our executive officers. In this regard, the Compensation Committee has reviewed and discussed the "Compensation Discussion and Analysis" section of this Proxy Statement with management. Based on this review and discussion, the Compensation Committee recommended to the Board of Directors that the "Compensation Discussion and Analysis" section be included in this Proxy Statement and incorporated by reference into Keysight's 2015 Annual Report on Form 10-K.

Submitted by:

Compensation Committee James G. Cullen, Chairperson Richard Hamada

FREQUENTLY ASKED QUESTIONS

FREQUENTLY ASKED QUESTIONS

Q:
Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

A:
In accordance with rules and regulations adopted by the Securities and Exchange Commission (the "SEC"), instead of mailing a printed copy of our proxy materials to each stockholder of record, we are furnishing proxy materials, including this Proxy Statement and our 2015 Annual Report to Stockholders, by providing access to such documents on the Internet. Stockholders will not receive printed copies of the proxy materials unless they request them. Instead, commencing on or about February 5, 2016, a Notice of Internet Availability of Proxy Materials (the "Notice") was sent to most of our stockholders which will instruct you as to how to access and review the proxy materials on the Internet. The Notice also instructs you to submit your proxy via the Internet. If you would like to receive a paper or email copy of our proxy materials, please follow the instructions for requesting such materials in the Notice.

Q:
Why am I receiving these materials?

A:
Keysight's Board of Directors (the "Board") is providing these proxy materials to you on the Internet or, upon your request, has delivered printed versions of these materials to you by mail, in connection with Keysight's 2016 annual meeting of stockholders, which will take place on March 17, 2016. Stockholders are invited to attend the annual meeting and are requested to vote on the proposals described in this Proxy Statement.

Q:
Who is soliciting my proxy?

A:
Keysight's Board is soliciting proxies to be used at the annual meeting of stockholders on March 17, 2016, for the purposes set forth in the foregoing notice.

Q:
What is included in these materials?

A:
These materials include:

•
our Proxy Statement for Keysight's 2016 annual meeting; and

•
our 2015 Annual Report to Stockholders, which includes our audited consolidated financial statements.

  If you requested printed versions of these materials by mail, these materials also include the proxy card for the annual meeting.

Q:
What information is contained in these materials?

A:
The information included in this Proxy Statement relates to the proposals to be voted on at the annual meeting, the voting process, the compensation of directors and our most highly paid officers and certain other required information.

Q:
What proposals will be voted on at the annual meeting?

A:
There are three proposals scheduled to be voted on at the annual meeting:

•
the election of three directors for a 3-year term;

•
the ratification of the Audit and Finance Committee's appointment of PricewaterhouseCoopers LLP as Keysight's independent registered public accounting firm;

FREQUENTLY ASKED QUESTIONS
  •
  an advisory vote to approve the compensation of Keysight's named executive officers; and

Q:
What is the Keysight Board's voting recommendation?

A:
Keysight's Board recommends that you vote your shares "FOR" each of the nominees to the Board, "FOR" the ratification of the Audit and Finance Committee's appointment of PricewaterhouseCoopers LLP as Keysight's independent registered public accounting firm, and "FOR" the approval of the compensation of Keysight's named executive officers.

Q:
What shares owned by me can be voted?

A:
All shares owned by you as of the close of business on January 19, 2016 (the "Record Date") may be voted. You may cast one vote per share of common stock that you held on the Record Date. These include shares that are: (1) held directly in your name as the stockholder of record, including shares received or purchased through the Keysight Technologies, Inc. 2014 Equity Plan and the Keysight Technologies, Inc. Employee Stock Purchase Plan, and (2) held for you as the beneficial owner through a stockbroker, bank or other nominee or held for your account by the Keysight Technologies, Inc. 401(k) Plan or Deferred Compensation Plans. On the Record Date, Keysight had approximately 171,299,019 shares of common stock issued and outstanding.

Q:
What is the difference between holding shares as a stockholder of record and as a beneficial owner?

A:
Most stockholders of Keysight hold their shares through a stockbroker, bank or other nominee rather than directly in their own name. As summarized below, there are some differences between shares held of record and those owned beneficially.

  Stockholder of Record

  If your shares are registered directly in your name with Keysight's transfer agent, Computershare Trust Company, you are considered, with respect to those shares, the stockholder of record, and the Notice, or if requested, these proxy materials are being sent directly to you. As the stockholder of record, you have the right to grant your voting proxy directly to the persons named as proxy holders, Ronald S. Nersesian, Keysight's President and Chief Executive Officer, and Stephen D. Williams, Keysight's Senior Vice President, General Counsel and Secretary, or to vote in person at the annual meeting. If you requested printed copies of the proxy materials, Keysight has enclosed a proxy card for you to use. You may also vote on the Internet or by telephone, as described below under the heading "How can I vote my shares without attending the annual meeting?"

  Beneficial Owner

  If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in "street name," and these proxy materials are being forwarded to you by your broker or nominee who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you are invited to attend the annual meeting. You also have the right to direct your broker on how to vote these shares. Your broker or nominee should have enclosed a voting instruction card for you to direct your broker or nominee how to vote your shares. You may also vote by Internet or by telephone, as described below under "How can I vote my shares without attending the annual meeting?" However, shares held in "street

FREQUENTLY ASKED QUESTIONS

  name" may be voted in person by you only if you obtain a signed proxy from the record holder (stock brokerage, bank, or other nominee) giving you the right to vote the shares.

Q:
How can I vote my shares in person at the annual meeting?

A:
Shares held directly in your name as the stockholder of record may be voted in person at the annual meeting. If you choose to vote your shares in person at the annual meeting, please bring proof of ownership of Keysight stock on the record date, such as the Notice of Internet Availability of Proxy Materials, legal proxy, voting instruction card provided by your broker, bank or nominee, or a proxy card as well as proof of identification. Even if you plan to attend the annual meeting, Keysight recommends that you vote your shares in advance as described below so that your vote will be counted if you later decide not to attend the annual meeting.

Q:
How can I vote my shares without attending the annual meeting?

A:
Whether you hold your shares directly as the stockholder of record or beneficially in "street name," you may direct your vote without attending the annual meeting by proxy. You can vote by proxy over the Internet or by telephone. Please follow the instructions provided in the Notice, or, if you request printed copies of proxy materials, on the proxy card or voting instruction card.

Q:
Can I revoke my proxy or change my vote?

A:
You may revoke your proxy or change your voting instructions prior to the vote at the annual meeting. You may enter a new vote by using the Internet or the telephone or by mailing a new proxy card or new voting instruction card bearing a later date (which will automatically revoke your earlier voting instructions) or by attending the annual meeting and voting in person. Your attendance at the annual meeting in person will not cause your previously granted proxy to be revoked unless you specifically so request.

Q:
How are votes counted?

A:
In the election of directors, your vote may be cast "FOR" or "AGAINST" one or more of the nominees, or you may "ABSTAIN" from voting with respect to one or more of the nominees. Shares voting "ABSTAIN" have no effect on the election of directors.

  For proposals 2, and 3 your vote may be cast "FOR" or, "AGAINST" or you may "ABSTAIN."

  If you "ABSTAIN," it has the same effect as a vote "AGAINST" proposals 2 and 3. If you sign your proxy card or broker voting instruction card with no further instructions, your shares will be voted as described below in "Abstentions and Broker Non-Votes." Any undirected shares that you hold in Keysight's 401(k) Plan will be voted in proportion to the way the other 401(k) Plan stockholders vote their 401(k) Plan shares.

  Abstentions and Broker Non-Votes

  Any shares represented by proxies that are marked to "ABSTAIN" from voting on a proposal will be counted as present in determining whether we have a quorum. They will also be counted in determining the total number of shares entitled to vote on a proposal. Abstentions and, if applicable, broker non-votes will not be counted as votes "FOR" or "AGAINST" a director nominee. Accordingly, abstentions are not counted for the purpose of determining the number of votes cast in the election of directors.

FREQUENTLY ASKED QUESTIONS

  If your shares are held in street name and you do not instruct your broker on how to vote your shares, your broker, in its discretion, may either leave your shares unvoted or vote your shares on routine matters. Only Proposal 2 (ratifying the appointment of our independent registered public accounting firm) is considered a routine matter. In accordance with federal legislation adopted in 2010, the SEC has approved changes to NYSE Rule 452, the broker vote rule, that make executive compensation matters, including say-on-pay, non-routine matters. If your broker returns a proxy card but does not vote your shares, this results in a "broker non-vote." Broker non-votes will be counted as present for the purpose of determining a quorum.

  Proposals 1 (election of directors) and 3 (approval of the compensation of Keysight's named executive officers) are not considered routine matters, and without your instruction, your broker cannot vote your shares. Because brokers do not have discretionary authority to vote on these proposals, broker non-votes will not be counted for the purpose of determining the number of votes cast on these proposals.

Q:
What is the voting requirement to approve each of the proposals?

A:
Proposal 1, Election of Directors:    Under our majority voting standard, in uncontested elections of directors, such as this election, each director must be elected by the affirmative vote of a majority of the votes cast by the shares present in person or represented by proxy and entitled to vote. A "majority of the votes cast" means that the number of votes cast "FOR" a director must exceed 50% of the votes cast with respect to that director. Abstentions and broker non-votes will not count as a vote "for" or "against" a nominee's election and thus will have no effect in determining whether a director nominee has received a majority of the votes cast.

  Our Board has adopted a policy under which, in uncontested elections, an incumbent director nominee who does not receive the required votes for re-election is expected to tender his or her resignation to our Board. The Nominating and Corporate Governance Committee, or another duly appointed Committee of the Board, will determine whether to accept or reject the tendered resignation generally within 90 days after certification of the election results. Keysight will publicly disclose the Committee's determination regarding the tendered resignation and the rationale behind the decision in a Current Report on Form 8-K filed with the SEC.

  Proposal 2, Ratification of the Independent Registered Public Accounting Firm:    The appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm requires the affirmative vote of a majority of shares present at the annual meeting, in person or by proxy, and entitled to vote on the proposal. Abstentions will have the same effect as a vote against Proposal 2. The approval of Proposal 2 is a routine proposal on which a broker or other nominee is generally empowered to vote in the absence of voting instructions from the beneficial owner, so broker non-votes are unlikely to result from this proposal.

  Proposal 3, Approval of the Compensation of Keysight's Named Executive Officers:    The advisory vote regarding approval of the compensation of Keysight's named executive officers requires the affirmative vote of a majority of shares present at the annual meeting, in person or by proxy, and entitled to vote on the proposal. Abstentions will have the same effect as votes against this proposal. Broker non-votes will have no effect on this proposal as brokers are not entitled to vote on such proposal in the absence of voting instructions from the beneficial owner.

FREQUENTLY ASKED QUESTIONS
Q:
What does it mean if I receive more than one Notice, proxy or voting instruction card?

A:
It means your shares are registered differently or are in more than one account. For each Notice you receive, please enter your vote on the Internet for each control number you have been assigned. If you receive paper copies of proxy materials, please provide voting instructions for all proxy and voting instruction cards you receive.

Q:
Where can I find the voting results of the annual meeting?

A:
Keysight will announce preliminary voting results at the annual meeting and publish preliminary, or final results if available, in a Current Report on Form 8-K within four business days of the annual meeting.

Q:
What happens if additional proposals are presented at the annual meeting?

A:
Other than the three proposals described in this Proxy Statement, Keysight does not expect any matters to be presented for a vote at the annual meeting. If you grant a proxy, the persons named as proxy holders, Ronald S. Nersesian, Keysight's President and Chief Executive Officer, and Stephen D. Williams, Keysight's Senior Vice President, General Counsel and Secretary, will have the discretion to vote your shares on any additional matters properly presented for a vote at the annual meeting. If for any unforeseen reason, any one or more of Keysight's nominees is not available as a candidate for director, the persons named as proxy holders will vote your proxy for such other candidate or candidates as may be nominated by the Board.

Q:
What is the quorum requirement for the annual meeting?

A:
The quorum requirement for holding the annual meeting and transacting business is a majority of the outstanding shares entitled to be voted. The shares may be present in person or represented by proxy at the annual meeting. Both abstentions and broker non-votes are counted as present for the purpose of determining the presence of a quorum. Broker non-votes, however, are not counted as shares present and entitled to be voted with respect to the matter on which the broker has expressly not voted. Thus, broker non-votes will not affect the outcome of any of the matters being voted on at the annual meeting. Generally, broker non-votes occur when shares held by a broker for a beneficial owner are not voted with respect to a particular proposal because (1) the broker has not received voting instructions from the beneficial owner and (2) the broker lacks discretionary voting power to vote such shares.

Q:
Who will count the vote?

A:
A representative of Computershare Trust Company will tabulate the votes and act as the inspector of election.

Q:
Is my vote confidential?

A:
Proxy instructions, ballots and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within Keysight or to third parties except (1) as necessary to meet applicable legal requirements, (2) to allow for the tabulation of votes and certification of the vote and (3) to facilitate a successful proxy solicitation by the Board. Occasionally, stockholders provide written comments on their proxy card, which are then forwarded to Keysight's management.

FREQUENTLY ASKED QUESTIONS
Q:
Who will bear the cost of soliciting votes for the annual meeting?

A:
Keysight will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials. Keysight has retained the services of Georgeson, Inc. ("Georgeson") to aid in the solicitation of proxies from banks, brokers, nominees and intermediaries. Keysight estimates that it will pay Georgeson a fee of $13,000 for its services. In addition to the mailing of these proxy materials, the solicitation of proxies or votes may be made in person, by telephone or by electronic communication by Keysight's directors, officers and employees, who will not receive any additional compensation for such solicitation activities. In addition, Keysight may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners.

Q:
May I propose actions for consideration at next year's annual meeting of stockholders or nominate individuals to serve as directors?

A:
You may submit proposals for consideration at future annual stockholder meetings, including director nominations.

  Stockholder Proposals:    In order for a stockholder proposal to be considered for inclusion in Keysight's proxy statement for next year's annual meeting, the written proposal must be received by Keysight no later than December 18, 2016 and should contain such information as is required under Keysight's Bylaws. Such proposals will need to comply with the SEC's regulations regarding the inclusion of stockholder proposals in Keysight sponsored proxy materials. In order for a stockholder proposal to be raised from the floor during the 2016 annual meeting, written notice must have been received by Keysight no later than December 18, 2015 and should contain such information as required under Keysight's Bylaws.

  Nomination of Director Candidates:    Keysight's Bylaws permit stockholders to nominate directors at a stockholder meeting. In order to make a director nomination at an annual stockholder meeting, it is necessary that you notify Keysight not less than 90 days before the first anniversary of the preceding year's annual meeting. Keysight's 2016 Annual Meeting is March 17, 2016, thus, in order for such nomination notice to be timely for next year's annual meeting, it must be received by Keysight not later than December 18, 2016. In addition, the notice must meet all other requirements contained in Keysight's Bylaws and include any other information required pursuant to Regulation 14A under the Exchange Act.

  Copy of Bylaw Provisions:    You may contact the Keysight Corporate Secretary at Keysight's corporate headquarters for a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates. Additionally, a copy of Keysight's bylaws can be accessed on the Keysight Investor Relations Web site at http://www.investor.keysight.com. Click "Corporate Governance" and then "Governance Policies" on the left hand side of the screen.

Q:
How do I obtain a separate set of proxy materials if I share an address with other stockholders?

A:
To reduce expenses, in some cases, we are delivering one set of the proxy materials or, where applicable, one Notice to certain stockholders who share an address, unless otherwise requested by one or more of the stockholders. For stockholders receiving hard copies of the proxy materials, a separate proxy card is included with the proxy materials for each stockholder. For stockholders

FREQUENTLY ASKED QUESTIONS

  receiving a Notice, the Notice will instruct you as to how you may access and review all of the proxy materials on the Internet. The Notice also instructs you as to how you may submit your proxy on the Internet. If you have only received one set of the proxy materials or one Notice, you may request separate copies at no additional cost to you by calling us at (707) 577-3225 or by writing to us at Keysight Technologies, Inc., 1400 Fountaingrove Parkway, Santa Rosa, California 95403, Attn: Stockholder Records. If you received a Notice and you would like to receive a paper or email copy of our proxy materials, you should follow the instructions for requesting such materials in the Notice.

  You may also request separate paper proxy materials or a separate Notice for future annual meetings by following the instructions for requesting such materials in the Notice, or by contacting us by calling or writing.

Q:
If I share an address with other stockholders of Keysight, how can we get only one set of voting materials for future meetings?

A:
You may request that we send you and the other stockholders who share an address with you only one Notice or one set of proxy materials by calling us at (707) 577-3225 or by writing to us at: Keysight Technologies, Inc., 1400 Fountaingrove Parkway, Santa Rosa, California 95403, Attn: Stockholder Records.

        You may receive a copy of Keysight's Annual Report on Form 10-K for the fiscal year ended October 31, 2014 without charge by sending a written request to Keysight Technologies, Inc., 1400 Fountaingrove Parkway, California 95403, Attn: Investor Relations.

By Order of the Board,

STEPHEN D. WILLIAMS
Senior Vice President, General Counsel
and Secretary
Dated: February 5, 2016

DIRECTIONS

DIRECTIONS TO KEYSIGHT'S HEADQUARTERS

From the South

Take Highway 101 North towards Santa Rosa. Take the Bicentennial Way exit East in Santa Rosa (Exit 491B). Follow Bicentennial Way up the hill and merge with Fountaingrove Parkway and turn right into the Keysight Technologies' main entrance.

From the North

Take Mendocino Ave/Hopper Ave exit (Exit 492). Turn left on Cleveland Avenue and turn left on Mendocino Overcrossing and merge with Fountaingrove Parkway and turn right into Keysight Technologies' main entrance.

Parking

Once you have entered the main entrance, follow the sign "Stockholder Meeting Parking" to designated parking area.

        Admission to the annual meeting will be limited to stockholders. You are entitled to attend the annual meeting only if you are a stockholder of record as of the close of business on January 19, 2016, the record date, or hold a valid proxy for the meeting. In order to be admitted to the annual meeting, you must present proof of ownership of Keysight stock on the record date. This can be a brokerage statement or letter from a bank or broker indicating ownership on January 19, 2016, the Notice of Internet Availability of Proxy Materials, a proxy card, or legal proxy or voting instruction card provided by your broker, bank or nominee. Any holder of a proxy from a stockholder must present the proxy card, properly executed, and a copy of the proof of ownership. Stockholders and proxyholders may also be asked to present a form of photo identification such as a driver's license or passport. Backpacks, cameras, cell phones with cameras, recording equipment and other electronic recording devices will not be permitted at the annual meeting. Keysight reserves the right to inspect any persons or items prior to their admission to the annual meeting. Failure to follow the meeting rules or permit inspection will be grounds for exclusion from the annual meeting.

MMMMMMMMMMMM . MMMMMMMMMMMMMMM C123456789 000004 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext ENDORSEMENT_LINE______________ SACKPACK_____________ Electronic Voting Instructions Available 24 hours a day, 7 days a week! Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on March 17, 2016. MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 Vote by Internet • Go to www.envisionreports.com/KEYS • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone • Follow the instructions provided by the recorded message Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. q IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q Proposals — The Board recommends a vote FOR all nominees, FOR Proposals 2 and 3. 1. Election of Directors: + For Against Abstain For Against Abstain For Against Abstain 01 - James G. Cullen 02 - Jean M. Halloran 03 - Mark B. Templeton For Against Abstain ForAgainst Abstain 2. To ratify the Audit and Finance Committee’s appointment of PricewaterhouseCoopers LLP as Keysight’s independent public accounting firm. 3. To approve, on an advisory basis, the compensation of Keysight’s named executive officers. Non-Voting Items Change of Address — Please print your new address below. Comments — Please print your comments below. Meeting Attendance Mark the box to the right if you plan to attend the Annual Meeting. Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. MMMMMMMC 1234567890 J N T MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND + 1 U P X2 6 1 5 0 0 1 028YKB MMMMMMMMM C B A Annual Meeting Proxy Card1234 5678 9012 345 X IMPORTANT ANNUAL MEETING INFORMATION

. q IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q Proxy — Keysight Technologies, Inc. Annual Meeting of Stockholders—March 17, 2016 This Proxy is solicited on Behalf of the Board of Directors The undersigned hereby appoints Ronald S. Nersesian and Stephen D. Williams, and each of them, as proxies for the undersigned, with full power of substitution, to act and to vote all the shares of Common Stock of Keysight Technologies, Inc. held of record by the undersigned on January 19, 2016, at the Annual Meeting of Stockholders to be held on Thursday, March 17, 2016, or any postponement or adjournment thereof. IMPORTANT—This Proxy must be signed and dated on the reserve side. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ITEMS 1, 2 AND 3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Annual Meeting. THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED If you vote by telephone or the Internet, please DO NOT mail back this proxy card. (Continued and to be voted on reverse side.)